Schedule 240.14a-101 Schedule 14A
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant [ X ]
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Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Sotheby's Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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SOTHEBY'S

SOTHEBY'S HOLDINGS, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD MAY 4, 2005

To the Shareholders of
       SOTHEBY'S HOLDINGS, INC.

       The Annual Meeting of Shareholders of SOTHEBY'S HOLDINGS, INC. (the “Company”) will be held on Wednesday, May 4, 2005, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 11:00 a.m., local time, for the following purposes:

1. To elect eleven (11) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To approve the Company's Executive Bonus Plan;

3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2005; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

       The Board of Directors has fixed the close of business on March 25, 2005 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors MICHAEL I. SOVERN, Chairman

Bloomfield Hills, Michigan
April 15, 2005

       SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE OR TO VOTE BY TELEPHONE OR BY INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

SOTHEBY'S HOLDINGS, INC.
38500 Woodward Avenue
Suite 100
Bloomfield Hills, Michigan 48304
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2005

       This Proxy Statement is furnished in connection with the solicitation of proxies (each, a “Proxy”) by and on behalf of the Board of Directors of Sotheby's Holdings, Inc. (the “Company”), for use at the annual meeting of shareholders and at any adjournment or adjournments thereof (the “Meeting”) to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Wednesday, May 4, 2005, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 11:00 a.m., local time. The Company expects to mail this Proxy Statement on or about April 15, 2005.

       Valid Proxies will be voted as specified in each Proxy at the Meeting. Any shareholder giving a Proxy in the accompanying form or by telephone or the Internet, pursuant to instructions contained in this form retains the power to revoke the Proxy, by written notice to the Company at any time prior to its exercise. In addition, attendance at the Meeting will not constitute a revocation of a Proxy unless the shareholder affirmatively indicates at the Meeting that such shareholder intends to vote the shares in person.

ANNUAL REPORT

       The Annual Report on Form 10-K of the Company for the year ended December 31, 2004, which includes financial statements audited by Deloitte & Touche LLP, independent auditors, and their report thereon dated March 16, 2005 is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 25, 2005. ALSO, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 1334 YORK AVENUE, NEW YORK, NEW YORK 10021, WITHIN ONE (1) BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

VOTING SECURITIES

       The holders of record of shares of Class A Limited Voting Common Stock, par value $0.10 per share (the “Class A Common Stock”), or shares of Class B Common Stock, par value $0.10 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), of the Company at the close of business on March 25, 2005, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote 46,138,977 shares of Class A Common Stock, entitled to one vote per share, and 18,118,218 shares of Class B Common Stock, entitled to ten votes per share. At the Meeting, the holders of Class A Common Stock, voting as a class, will elect three (3) directors, and the holders of Class B Common Stock, voting as a class, will elect the remaining eight (8) directors.

       With respect to all matters that may properly come before the Meeting (other than the election of directors), holders of Common Stock will vote as a single class.

       Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:

(1) FOR the election of the nominees for directors named in the Proxy;

(2) FOR the approval of the Company's Executive Bonus Plan; and

(3) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

       Other than the election of directors, all matters that may properly come before the Meeting require the affirmative vote of a majority of the votes cast at the Meeting. Holders of Class A Common Stock elect three (3) directors by a plurality of the votes cast by such holders at the Meeting, and holders of Class B Common Stock elect eight (8) directors by a plurality of the votes cast by such holders at the Meeting. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions for a particular matter, those shares (“Non-Voting Shares”) will not be included in the vote totals for that matter since no vote is being cast on the matter but will be counted for determining the presence of a quorum. Consequently, Non-Voting Shares will not affect the determination of whether a matter is approved.

       Shares voted to abstain regarding a particular matter (“Abstaining Shares”) will have the same effect as a vote against the matter. Accordingly, Abstaining Shares will affect the determination of whether a matter is approved because Abstaining Shares are not an affirmative vote for a matter.

       The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

ELECTION OF DIRECTORS

       Eleven (11) directors are to be elected at the Meeting to serve until the next annual meeting and until their respective successors have been elected and qualified. Directors are elected by a plurality of the votes cast at the Meeting.

       The shares of Class A Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of Directors:

Name	Age	Year First Elected A Director
Steven B. Dodge	59	2000
Sharon Percy Rockefeller	60	1998
Donald M. Stewart	66	2003

       Mr. Dodge became a director of the Company in August 2000 and is the principal of a private real estate development company. Until February 2004, he served as the Chairman of the Board of Directors of American Tower Corporation, an owner and operator of broadcast and communications towers throughout the United States, and as President and Chief Executive Officer of that company until October 2003. Mr. Dodge served in those positions since that company's formation in July 1995. He also serves as a director of Nextel Partners, Inc., a wireless telecommunications company, and Sensitech, Inc., a supplier of environmentally sensitive products. Until November 2002, Mr. Dodge served as a director of Citizens Financial Group, Inc., a financial services holding company.

       Mrs. Rockefeller became a director of the Company in April 1998. She is President and Chief Executive Officer of WETA TV/FM public stations in Washington, D.C., a position she has held since 1989, and has been a member of the board of directors of WETA since 1985. Mrs. Rockefeller has served as a director of PepsiCo, Inc. since 1986. She is a member of the board of directors of the Public Broadcasting Service, Washington, D.C., and was a member of the board of directors of the Corporation for Public Broadcasting from 1979 until 1992. Since January 2004, Mrs. Rockefeller has served as a director of the Rockefeller Philanthropy Advisors. She is also a member of the Trustee's Council of the National Gallery of Art, the Board of Directors of the Museum of Modern Art, the Board of Trustees of The Phillips Collection, the Colonial Williamsburg Foundation Board of Trustees, the Collections Committee of Harvard University Art Museums, and Washington D.C.'s Economic Club. Mrs. Rockefeller has served as a member of the boards of Stanford University, the University of Chicago and George Washington University.

       Mr. Stewart became a director of the Company in April 2003. He is Visiting Professor, Harrison School of Public Policy, University of Chicago and served as the President and Chief Executive Officer of The Chicago Community Trust from 2000 until July 2004 and as President of that organization until

2005. From 1999 to 2000, Mr. Stewart served as Senior Program Officer and Special Advisor to the President, Carnegie Corporation of NewYork, and, from 1987 to 1999, he was the President of The College Board, the association of high schools and colleges. He served as President and Chief Executive Officer of Spelman College from 1976 to 1987. Mr. Stewart also is a director of The New York Times Company and The Campbell Soup Company.

       The shares of Class B Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of Directors:

Name	Age	Year First Elected A Director
Michael Blakenham	67	1987
The Duke of Devonshire	60	1994
Jeffrey H. Miro	62	1998
Allen Questrom	65	2005
William F. Ruprecht	49	2000
Michael I. Sovern	73	2000
Robert S. Taubman	51	2000
Robin G. Woodhead	53	2000

       Lord Blakenham became a director of the Company in 1987. From 1983 to 1997, he was Executive Chairman of Pearson plc, a British media company serving worldwide information, education and entertainment markets,and served as the non-executive Chairman of MEPC plc, a commercial real estate investment and development company, from 1993 to 1998. Lord Blakenham is currently a director of LaFarge SA and is the President of the British Trust for Ornithology. From 1997 to 2003, he served as Chairman of the Board of Trustees of the Royal Botanical Gardens, Kew and has also served as Chairman of Japan 2001, a Japanese cultural festival, and as a director of the UK-Japan 21st Century Group.

       The Duke of Devonshire, formerly the Marquess of Hartington, became a director of the Company in September 1994 and assumed the role of Deputy Chairman of the Company in April 1996. He serves as a director of a number of private companies.

       Mr. Miro became a director of the Company in April 1998. He is a partner in the law firm of Honigman Miller Schwartz and Cohn, a Detroit-based law firm. From 1981 until November 2004, Mr. Miro was Chairman of the law firm of Miro Weiner & Kramer, with offices in Bloomfield Hills, Michigan and New York, New York. In addition, he is an Adjunct Professor of Law at the University of Michigan Law School and serves as a director of M/I Homes, Inc., a national home building company.

       Mr. Questrom became a director of the Company in December 2004. From 2000 to December 2004, he was the Chairman and Chief Executive Officer of J.C. Penney Company. Between May 1999 and January 2001, Mr. Questrom served as Chairman of the Board of Barneys New York, Inc., a fashion retailer, and between May 1999 and September 2000, as Chief Executive Officer and President of that company. He also is a principal of AEA Investors, Inc., a partner in Mellon Ventures and a director of the National Retail Federation. Previously, Mr. Questrom was Chairman and Chief Executive Officer of Neiman Marcus and also has served as Chairman and Chief Executive Officer of Federated Department Stores, Inc.

       Mr. Ruprecht became a director and the President and Chief Executive Officer of the Company in February 2000 and served as Executive Vice President of the Company and Managing Director of Sotheby's North and South America from February 1994 until February 2000. From 1992 to February 1994, he served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, Mr. Ruprecht served as Director of Marketing for Sotheby's, Inc.

       Mr. Sovern became a director and Chairman of the Board of the Company in February 2000 and is President Emeritus and the Chancellor Kent Professor of Law of Columbia University. Since 1960, he has been a professor of law at Columbia University and served as the President of Columbia University from 1980 until 1993. Mr. Sovern is a member of the Board of Directors of Comcast Corporation and

Sequa Corp. He also has served as the President of the Shubert Foundation since 1996 and serves as Honorary Chairman of the Japan Society and Chairman of the American Academy in Rome.

       Mr. Taubman became a director of the Company in August 2000. Since 1992, he has been a director and the President and Chief Executive Officer of Taubman Centers, Inc., a company engaged in the regional retail shopping center business, becoming Chairman of the Board of Taubman Centers, Inc. in December 2001. Mr. Taubman is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts, a director of Comerica Incorporated, a director of the Real Estate Roundtable and a director of the Urban Land Institute. He is immediate past chair of the Urban Land Institute's Detroit Regional District Council.

       Mr. Woodhead became a director of the Company in February 2000. He was appointed Executive Vice President of the Company and Chief Executive of Sotheby's Europe in December 1998 and in 1999 also became Chief Executive of Sotheby's Asia. He was Co-Managing Director, Sotheby's Europe from January until December 1998. From 1992 until 1997, he was the Chief Executive of the London Commodity Exchange.

       It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

       The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 2005 by its directors, nominees for director, executive officers, and 5% shareholders. In compiling the table, the Company has relied upon information supplied by its officers, directors, and nominees for director and upon information contained in filings with the Securities and Exchange Commission. Each share of Class B Common Stock is freely convertible into one share of Class A Common Stock. Accordingly, under the applicable rules of the Securities and Exchange Act of 1934 (the “Exchange Act”), holders of Class B Common Stock are deemed to own an equal number of shares of Class A Common Stock except with respect to unvested restricted stock ownership.

       For purposes of the calculation of the percentage of each class that each Named Executive Officer (as such term is defined under the caption “Compensation of Executive Officers”), director, nominee for director, and 5% shareholder beneficially owns, the number of shares of such class deemed to be outstanding is the sum of all outstanding shares of such class plus the number of shares that such beneficial owner has, or is deemed to have, the right to acquire by the exercise of options or conversion. Under the applicable Exchange Act rules, each Named Executive Officer is deemed to beneficially own the shares underlying options that have vested or will vest within the sixty (60) day period commencing March 31, 2005.

       Because each share of the Company's Class B Common Stock is freely convertible at any time into a share of the Company's Class A Common Stock, the “Class A Common Stock-Number of Shares” column in the following table also includes all shares of Class B Common Stock held by each individual or entity named in the table. For example, if an individual is deemed to hold 100 shares of Class B Common Stock because of his ability to exercise 100 options, that individual will also be deemed to own 100 shares of Class A Limited Voting Common Stock.

       Each owner of unvested shares of Class B Common Stock (“Restricted Stock”) issued under the Company's 2003 Restricted Stock Plan, as amended, has the right to vote those shares and receive dividends, if any, with respect to those shares but does not have the right to sell, or otherwise transfer those shares or convert those shares to Class A Common Stock until vesting has occurred.

CLASS A AND CLASS B COMMON STOCK OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

	Class A Common Stock			Class B Common Stock
Directors, Executive Officers and 5% Shareholders	Number of Shares		Percent of Class	Number of Shares		Percent of Class
Ariel Capital Management, Inc 200 East Randolph Drive, Suite 2900 Chicago, IL 60601	9,459,316		20.44%	0		*
George Bailey Sotheby's 34-35 New Bond Street London, W1 2AA England	219,304	(1)	*	245,511	(2)	1.36%
Michael Blakenham 1 St. Leonard's Studios Smith Street London SW3 4EN England	18,560	(3)	*	0		*
Steven B. Dodge 239 Summer Street Manchester, MA 01944	60,170		*	0		*
Duke of Devonshire Sotheby's 34-35 New Bond Street London, W1 2AA England	29,260	(4)	*	0		*
FMR Corp 82 Devonshire Street Boston, Massachusetts 02109	4,671,230		10.10%	0		*
Jeffrey H. Miro Honigman Miller Schwartz and Cohn LLP 38500 Woodward Avenue Suite 100 Bloomfield Hills, Michigan 48303	23,305	(5)	*	0		*
Allen Questrom Sotheby's, Inc. 1334 York Avenue New York, New York 10021	0		*	0		*
Sharon Percy Rockefeller WETA TV/26 and FM 90.9 2775 South Quincy Street Arlington, Virginia 22206	17,855		*	0		*
William F. Ruprecht Sotheby's, Inc. 1334 York Avenue New York, New York 10021	357,718	(6)	*	661,193	(7)	3.63%
William S. Sheridan Sotheby's, Inc. 1334 York Avenue New York, New York 10021	255,424	(8)	*	287,960	(9)	1.59%
Stuart N. Siegel** Sotheby's International Realty, Inc. 38 East 61st Street New York, New York 10021	0		*	0		*
Michael I. Sovern Sotheby's, Inc. 1334 York Avenue New York, New York 10021	6,400		*	0		*

	Class A Common Stock			Class B Common Stock
Directors, Executive Officers and 5% Shareholders	Number of Shares		Percent of Class	Number of Shares		Percent of Class
Donald M. Stewart The Harris School of Public Policy The University of Chicago 1155 East 60th Street, Room 150 Chicago, Illinois 60637	4,955	(10)	*	0		*
A. Alfred Taubman 200 East Long Lake Road Bloomfield Hills, Michigan 48304	13,249,818	(11)	28.64%	13,241,328	(12)	74.04%
Robert S. Taubman 200 East Long Lake Road Bloomfield Hills, Michigan 48304	3,484,800	(13)	7.00%	3,468,630	(14)	19.39%
U.S. Trust Corporation 114 West 47th Street New York, New York 10036	2,843,811		6.15%	0		*
Robin G. Woodhead Sotheby's 34-35 New Bond Street London, W1 2AA England	159,219	(15)	*	216,875	(16)	1.20%
Mitchell Zuckerman Sotheby's, Inc. 1334 York Avenue New York, New York 10021	128,425	(17)	*	158,670	(18)	*
Directors and Executive Officers as a Group	5,277,609	(19)	10.28%	5,642,572	(19)	29.02%

*	Represents less than 1%.
**	Effective February 17, 2004, the Company no longer employed Mr. Siegel.
(1)	Consists of 14,154 shares and 1,400 shares of Class A Common Stock owned by Mr. Bailey and his wife, respectively; 203,750 shares of Class B Common Stock that Mr. Bailey has the right to acquire upon exercising options granted under the Company's 1987 Stock Option Plan (the “1987 Plan”) and the Company's 1997 Stock Option Plan, as amended (the “1997 Plan”) (collectively, “Class B Option Stock”) and converting such shares to Class A Common Stock.
(2)	Consists of 203,750 shares of Class B Option Stock and 41,761 shares of Restricted Stock.
(3)	Consists of 3,305 shares of Class A Common Stock as well as 15,255 Class A Deferred Stock Units (“Deferred Stock Units”), which automatically convert to an equal number of shares of Class A Common Stock when a director holding these units terminates service on the board.
(4)	Consists of 14,005 shares of Class A Common Stock and 15,255 Deferred Stock Units.
(5)	Consists of 15,255 Deferred Stock Units and 8,050 shares of Class A Common Stock owned by Mr. Miro's wife and children.
(6)	Consists of 20,218 shares of Class A Common Stock and 337,500 shares of Class B Option Stock..
(7)	Consists of 337,500 shares of Class B Option Stock, and 323,693 shares of Restricted Stock.
(8)	Consists of 2,924 shares of Class A Common Stock and 237,000 shares and 15,500 shares of Class B Option Stock owned by Mr. Sheridan and his wife, respectively. Mr. Sheridan disclaims beneficial ownership of his wife's shares.
(9)	Consists of 237,000 shares and 15,500 shares of Class B Option Stock owned by Mr. Sheridan and his wife, respectively, and 35,460 shares of Restricted Stock.
(10)	Consists of 1,000 shares of Class A Common Stock and 3,955 Deferred Stock Units.

(11)	Consists of 8,490 shares of Class A Common Stock that A. Alfred Taubman owns as trustee of The A. Alfred Taubman Restated Revocable Trust; 4,477,656 and 5,295,042 shares of Class B Common Stock that he owns as trustee of The A. Alfred Taubman Restated Revocable Trust and as trustee of the A. Alfred Taubman 2003 Grantor Retained Annuity Trust, respectively; and 3,468,630 shares of Class B Common Stock owned by Taubman Investments L.L.C., over which shares he has sole voting and dispositive control. A. Alfred Taubman has pledged certain of these shares to a commercial bank. If the commercial bank foreclosed on such shares, a change of control with respect to the Company would occur.
(12)	Consists of 4,477,656 shares of Class B Common Stock that A. Alfred Taubman owns as trustee of The A. Alfred Taubman Restated Revocable Trust, 5,295,042 shares of Class B Common Stock that he owns as trustee of The A. Alfred Taubman 2003 Grantor Retained Annuity Trust, and 3,468,630 shares of Class B Common Stock owned by Taubman Investments L.L.C., over which shares A. Alfred Taubman has sole voting and dispositive control. This figure excludes 792,830 shares of Class B Common Stock owned by Judith Taubman, his wife. A. Alfred Taubman disclaims beneficial ownership of all shares of Class B Common Stock owned by Judith Taubman.
(13)	Consists of 10,170 Deferred Stock Units; 3,468,630 shares of Class B Common Stock owned by Taubman Investments L.L.C. Robert S. Taubman does not have voting or dispositive control over such shares and disclaims any beneficial ownership of such shares beyond the pecuniary interest he has in Taubman Investments L.L.C.; 5,000 shares of Class A Common Stock for which Robert S. Taubman is the custodian for the benefit of his four minor children and 1,000 shares of Class A Common Stock, which his wife owns.
(14)	Consists of 3,468,630 shares of Class B Common Stock owned by Taubman Investments L.L.C. Robert S. Taubman does not have voting or dispositive control over such shares and disclaims beneficial ownership of such shares beyond the pecuniary interest he has in Taubman Investments L.L.C.
(15)	Consists of 9,219 shares of Class A Common Stock and 150,000 shares of Class B Option Stock.
(16)	Consists of 150,000 shares of Class B Option Stock and 66,875 shares of Restricted Stock.
(17)	Consists of 8,425 shares of Class A Common Stock and 120,000 shares of Class B Option Stock.
(18)	Consists of 120,000 shares of Class B Option Stock and 38,670 shares of Restricted Stock.
(19)	See above notes.

MANAGEMENT

Executive Officers

       Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are listed below as well as biographical information for each person, unless that person has been nominated for a director position, in which case such executive officer's biography is contained under the caption “Election of Directors”:

Name	Age	Present Title
Susan Alexander	51	Executive Vice President and Worldwide Head of Human Resources
George Bailey	51	Managing Director, Sotheby's Europe
Richard C. Buckley	42	Managing Director, North American Regional Division
Diana Phillips	58	Executive Vice President and Worldwide Director of Press and Corporate Affairs
Donaldson C. Pillsbury	64	Executive Vice President, Worldwide General Counsel and Secretary
William S. Sheridan	51	Executive Vice President and Chief Financial Officer
Daryl S. Wickstrom	43	Managing Director, Global Auction Division
Mitchell Zuckerman	58	President, Sotheby's Financial Services, Inc. and Sotheby's Ventures, LLC
William F. Ruprecht	49	President and Chief Executive Officer
Robin G. Woodhead	53	Executive Vice President and Chief Executive, Sotheby's Europe and Asia

       Ms. Alexander was appointed Executive Vice President and Worldwide Head of Human Resources of the Company in October 2004. From January 1986 to October 2004, she served as Senior Vice President and Worldwide Head of Human Resources of the Company and has been employed by the Company since 1984.

       Mr. Bailey became the Managing Director of Sotheby's Europe in 1994. Since 1979, he has served in a number of different executive positions with Sotheby's.

       Mr. Buckley became the Managing Director of Sotheby's North American regional auction business in January 2002. From 1999 to 2002, he served in various senior executive positions, including as Managing Director of Sothebys.com. Mr. Buckley also served as head of marketing operations for Sotheby's North America from 1996 to 1999, having joined the Company in 1989.

       Ms. Phillips became an Executive Vice President of the Company in October 2004. She became Worldwide Director of Press and Corporate Affairs in 1988 and was promoted to Senior Vice President in 1990. She joined Sotheby's in 1985 as Manger of Corporate Information for Sotheby's North America. Prior to joining Sotheby's, she was with Hill & Knowlton the international public relations firm.

       Mr. Pillsbury was appointed Executive Vice President and Worldwide General Counsel in February 2001. Mr. Pillsbury previously served as Senior Vice President and General Counsel of the Company from January 1998 until February 2001. From 1993 until January 1998, he was Senior Counsel to the law firm Davis Polk & Wardwell; from 1973 until 1993, he was a partner of that firm. Mr. Pillsbury also is a Director of The Chamber Music Society of Lincoln Center, a Director of Lincoln Center for the Performing Arts, Inc. and a member of the Distribution Committee of the New York Community Trust.

       Mr. Sheridan was appointed Executive Vice President and Chief Financial Officer of the Company in February 2001. From November 1996 until February 2001, he served as Senior Vice President and Chief Financial Officer of the Company. Mr. Sheridan also serves as a director of Standard Commercial Corporation (now Alliance One).

       Mr. Wickstrom became the Managing Director of Sotheby's Global Auction Division in January 2002. In 2001, he was appointed Director of Strategic Projects of the Company, having previously served as a Senior Vice President and Associate General Counsel of the Company since 1996.

       Mr. Zuckerman has been President of Sotheby's Financial Services, Inc. since 1988 and Sotheby's Ventures, LLC since 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

       Based solely upon the Company's review of the filings made by the Company's directors and officers under Section 16 of the Exchange Act, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner, except that George Bailey inadvertently failed to report the transfer of 11,500 shares of Class A Common Stock from his wife to himself in a timely manner, which has since been reported, and Robert S. Taubman inadvertently failed to report the purchase of 500 shares of Class A Common Stock by each of his four minor children in a timely manner, which purchases were reported soon after the discovery of the omission.

CORPORATE GOVERNANCE

Information Regarding the Board of Directors and Committees

       The Board of Directors of the Company met six times during 2004. With respect to the Annual Meeting, the Company expects all Board members to make every effort to attend but also recognizes that unavoidable conflicts and special individual circumstances need to be taken into account in applying this policy. Of the ten Board members standing for reelection at last year's annual meeting, all directors other than the Duke of Devonshire and Messrs. Fisher and Miro attended.

       The following Board committees met as noted during 2004: the Executive Committee, five times; the Audit Committee, six times, the Compensation Committee, six times; and the Special Committee, one time. The Board of Directors formed the Special Committee in August 2000, to provide oversight and take appropriate action with respect to the investigation by the United States Department of Justice and other governmental authorities regarding possible antitrust violations by the Company as well as related civil litigation. The Board dissolved the Special Committee in May 2004 because its purposes had been achieved. A Section 162(m) Sub-Committee of the Compensation Committee (the “Section 162(m) Sub-Committee”) also exists and meets as is necessary to oversee and approve certain compensation awards to senior executives in order for the Company to be permitted to deduct such awards as an expense and to comply with certain Securities and Exchange Commission (“SEC”) rules concerning the exemption of employee benefit grants from “short swing” trading liability under those rules.

       The Executive Committee consists of Mr. Dodge, Mr. Ruprecht, Mr. Taubman, and Mr. Sovern, the Audit Committee consists of Lord Blakenham, Mr. Dodge and Mrs. Rockefeller, the Compensation Committee consists of The Duke of Devonshire, Mr. Miro, Mr. Stewart and Mr. Taubman, the Section 162(m) Sub-Committee consists of Mr. Stewart and Mr. Taubman. The Special Committee consisted of Mr. Dodge, Mrs. Rockefeller and Mr. Sovern. It is contemplated that Mr. Questrom will be elected to the Audit Committee at the Annual Meeting of the Board of Directors on May 4, 2005. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during the applicable time period.

       In April of 2005, the Company's Board of Directors formed a Nominating and Corporate Governance Committee, whose members are Mr. Sovern and Mr. Taubman. This committee will assist the Board in identifying individuals qualified to become Board members and will recommend director nominees to be nominated by the Board to stand for election at future annual meetings of shareholders and to fill any board vacancies that may arise from time to time. In addition, this committee makes recommendations regarding director compensation. This committee's charter is available on the Company's website, www.sothebys.com. The Company does not have a formal policy with respect to director candidates nominated by shareholders and believes that historically the Board process has been effective in assuring that the Company's Class A Common Stock shareholders have appropriate input into the process of determining nominees for election as Directors who will represent their best interests. The Board has accomplished this through a process guided by its Chairman, Mr. Sovern, and Messrs. Taubman and Ruprecht, in consultation with its principal shareholders.

Director Independence and Governance Guidelines

       New York Stock Exchange (“NYSE”) corporate governance rules require, among other things, that the Board of Directors determine that a majority of a company's directors are “independent” under those rules, unless a company qualifies for and elects to avail itself of certain exemptions. One exemption is available to companies that are “controlled companies” under the rules. A “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. The beneficial ownership of Class B Common Stock by A. Alfred Taubman substantially exceeds this threshold, and the Board has elected to be treated as a “controlled company.”

       Though the Board has chosen this treatment, the Board and management believe it is in the best interests of shareholders that the Company comply with the NYSE majority Board independence requirement as long as it is feasible to do so. To determine whether a particular director is independent, the Board has examined the various relationships of each director to the Company as required by NYSE rules. As permitted by these rules, the Board has adopted the following categorical standards to identify immaterial relationships with the Company that would not disqualify a director from being deemed independent:

1. The Director has received, or an immediate family member has received, during any twelve-month period within the last three years, $100,000 or less in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service, so long as that compensation is not contingent on continued service;
2. The Director or an immediate family member is a partner, shareholder or officer of a law firm or other professional service firm that has received less that $150,000 in fees from the Company in any single fiscal year during the preceding three years;
3. The Company has made a contribution to a tax exempt organization of which the Director or any immediate family member serves as a trustee, director or executive officer and such contributions, for any single fiscal year during the preceding three years, have not exceeded $100,000;
4. During any single fiscal year within the last three years, the Director, an immediate family member, or a company Controlled by any of them was indebted to the Company, or the Company was indebted to any such person, and either the total amount of such indebtedness did not exceed $100,000 or such indebtedness consists of a loan made in the ordinary course of the Company's art lending business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a Director. “Controlled” means a company of which the Director or immediate family member beneficially owns a majority of the outstanding voting securities; or
5. During the last three years, the Director or an immediate family member has purchased or sold property through the Company or its affiliates, so long as such purchases or sales were at public auction or in private transactions in the ordinary course of the Company's business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a Director.

       For purposes of the foregoing standards, an “immediate family member” includes a Director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director's home. When applying the look-back provisions in these standards, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated will not be deemed to be “immediate family members.”

       Upon reviewing each Director's relationships with the Company, after considering all applicable NYSE rules and the stated categorical standards, the Board of Directors has determined that all directors other than the Duke of Devonshire and Messrs. Ruprecht and Woodhead are independent under NYSE rules. The Duke of Devonshire is not independent because of the annual consulting fee he receives from the Company, and Messrs. Ruprecht and Woodhead are not independent as they are, respectively. the President and Chief Executive Officer and an Executive Vice President of the Company.

       The Company's Board has also determined that all members of the Audit Committee and the Nominating and Corporate Governance Committee are independent and that all members of the Audit Committee are financially literate under the NYSE rules. SEC rules also require that at least one Audit Committee member be an “audit committee financial expert.” The Board has determined that Steven B. Dodge, the Chairman of the Audit Committee, meets the definition of “audit committee financial expert.” The Audit Committee and the Nominating and Corporate Governance Committee operate under charters that conform to applicable SEC and NYSE rules.

       As required by NYSE rules, the Company has adopted Corporate Governance Guidelines that are available on the Company's website, www.sothebys.com and to any shareholder requesting a copy upon written request to the Company's Investor Relations Department at 1334 York Avenue, New York, New York 10021.

Ethical Conduct

       For many years, the Company has had Compliance Policies applicable to all employees. These cover such issues as ethical conduct, conflicts of interest, maintenance of confidentiality of Company and client information and compliance with laws, including specific policies regarding observing export/import, money laundering, data protection and antitrust laws. The Company has an international

Compliance Department led by a Worldwide Compliance Director with responsibility for regularly training all relevant employees about the Company's Compliance Policies, auditing compliance with the Compliance Policies and assisting the Company and its employees in interpreting and enforcing the Compliance Policies. To comply with NYSE rules regarding ethical conduct, the Company has incorporated many of these policies in its Code of Business Ethics and Conduct, which is available on the Company's website, www.sothebys.com.

       In lieu of reporting any amendments to or waivers with respect to this Code as they may affect or be granted to the Chief Executive Officer, the Chief Financial Officer and certain other senior financial officers on SEC Form 8-K, the Company will disclose any such amendments or waivers by posting information concerning any amendment or waiver on the Company's website.

Shareholder Communications with Directors

       Shareholders may communicate with the Board of Directors, including the non-management directors, by sending written communication to the directors c/o the Company's Worldwide General Counsel, 1334 York Avenue, New York, New York 10021. All such communications will be reviewed by the Worldwide General Counsel, or his designee, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are solicitations or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Worldwide General Counsel or his designee. The Worldwide General Counsel shall maintain copies of all such communications received and forwarded to the Board of Directors and shall report to the Board on the number and nature of communications that were not determined to be forwarded.

COMPENSATION OF EXECUTIVE OFFICERS

       The following table sets forth all compensation of the Chief Executive Officer and each of the other five most highly compensated executive officers (collectively, the “Named Executive Officers” and, individually, a “Named Executive Officer”) of the Company during each of the last three years.

Summary Compensation Table

		Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Salary		Bonus(2)		Other Annual Compensation(3)		Restricted Stock($)(4)			Shares Underlying Options(#)		All Other Compensation(6)

William F. Ruprecht President and Chief Executive Officer	2004 2003 2002	$ $ $	500,000 500,000 500,000	$ $ $	1,250,000 375,000 4,000,000	$ $ $	103,511 9,408 9,081	$ $	2,797,700 611,250 0	(5)	100,000 150,000 0	(5)	$ $ $	96,691 46,857 64,768
Robin G. Woodhead Executive Vice President and Chief Executive, Sotheby's Europe and Asia	2004 2003 2002	$ $ $	480,494 428,759 380,408	$ $ $	677,655 1,268,938 1,080,000	$ $ $	7,326 6,537 5,800		$359,600 0 0		0 40,000 0		$ $ $	297,692 230,024 163,466
George Bailey Managing Director, Sotheby's Europe	2004 2003 2002	$ $ $	382,811 317,079 268,773	$ $ $	600,732 846,723 1,201,611	$ $ $	21,978 19,612 9,008		$215,760 0 0		0 75,000 30,000		$ $ $	86,064 38,616 21,825
William S. Sheridan Executive Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	600,000 458,333 350,000	$ $ $	1,155,000 352,500 2,225,000	$ $ $	0 0 0		$359,600 0 0		0 65,000		$ $ $	86,510 72,099 47,103
Stuart N. Siegel(1) President and Chief Executive Officer Sotheby's International Realty	2004 2003 2002	$ $ $	55,000 330,000 330,000	$ $ $	2,170,000 930,000 1,141,250	$ $ $	0 12,177 12,176		0 0 0		0 0 0		$ $ $	15,047 9,829 21,529
Mitchell Zuckerman President, Sotheby's Financial Services, Inc. and Sotheby's Ventures, LLC	2004 2003 2002	$ $ $	535,000 466,250 385,000	$ $ $	550,000 1,672,500 1,650,000	$ $ $	18,000 18,000 18,000		0 0 0		0 40,000 0		$ $ $	64,194 64,594 39,571

(1)	Effective February 17, 2004, Mr. Siegel ceased to be an employee of the Company when the Company sold Sotheby's International Realty.

(2)	Bonus amounts in each year include cash paid in the following year in respect of the previous year's performance. Mr. Sheridan and Mr. Siegel each received $350,000 and $1,770,000, respectively, as special bonuses for the completion of the sale of Sotheby's International Realty in February 2004. Mr. Siegel also received a retention bonus of $400,000 for remaining employed with the Company as of January 14, 2004.
(3)	Car allowance for Messrs. Ruprecht (including the cost of a driver), Woodhead, Bailey, and Zuckerman.
(4)	The dollar amounts in this column were obtained by multiplying the number of Restricted Stock shares granted by the closing price of a share of Class A Common Stock on the date of grant. The Class B Common Stock is not publicly traded but is freely convertible on a one-to-one basis for Class A Common Stock, which is traded on the NYSE. This information and other related information is provided in the table below.
Named Executive Officer	Restricted Stock Granted (# of shares)	Grant Date	Grant Date Closing Price Per Share		12/31/04 Closing Price Per Share		Vesting Schedule	12/31/04 Restricted Stock Value*

William F. Ruprecht	115,000 50,000	2/7/05 8/5/04	$ $	17.98 14.60	$ $	18.16 18.16	2/7/06** 8/5/05**	$	— 908,000
Robin Woodhead	20,000	2/7/05		$17.98		$18.16	2/7/06**		—
George Bailey	12,000	2/7/05		$17.98		$18.16	2/7/06**		—
William S. Sheridan	20,000	2/7/05		$17.98		$18.16	2/7/06**		—
Stuart N. Siegel	0	—		—		—	—		—
Mitchell Zuckerman	0	—		—		—	—		—

*	SEC rules require that the Company list the December 31, 2004 value of all restricted stock granted in or with respect to 2004 performance and held as of such date. However, as the table illustrates, the Company did not make certain Restricted Stock grants with respect to 2004 performance until early 2005.
**	As to one-fourth of the grant, the remainder of each grant to vest in additional one-fourth increments on each of the second, third and fourth anniversaries of the grant date.
(5)	Mr. Ruprecht's employment agreement contemplates an award of equity compensation at any time before August 15 in each year. For 2004, the Compensation Committee awarded him 50,000 shares of restricted stock and 100,000 stock options on August 5 of that year, and these shares and options are included in the above table. For 2005, the Committee decided to determine Mr. Ruprecht's equity compensation award in February in order to align the timing of the evaluation of his performance with that of the remaining senior executive officers. Accordingly, on February 7, 2005, he was awarded 115,000 shares of restricted stock. Since the award of these shares was based in part on the Committee's evaluation of his 2004 performance, these shares are also included in the above table. As a result, the amounts in the table represent Mr. Ruprecht's equity compensation for two years, 2004 and 2005.
(6)	The amounts disclosed in this column for 2004 consist of:
(a)	Company contributions of the following amounts under the Company's Retirement Savings Plan, a qualified defined contribution plan: $15,750 on behalf of Mr. Ruprecht; $8,100 on behalf of Mr. Siegel; $12,500 on behalf of Mr. Sheridan and $16,300 on behalf of Mr. Zuckerman.
(b)	Company accruals of the following amounts under the Company's Benefit Equalization Plan, a non-qualified plan: $54,250 on behalf of Mr. Ruprecht; $70,060 on behalf of Mr. Sheridan; $6,852 on behalf of Mr. Siegel; and $39,100 on behalf of Mr. Zuckerman. On leaving the Company, Mr. Siegel received a payment of $446,618, the balance of his Benefit Equalization Plan.
(c)	The following Company contributions to: (i) its U.K. Pension Plan: $40,196 on behalf of Mr. Bailey and $19,451 on behalf of Mr. Woodhead; (ii) a supplemental pension plan: $265,568 on behalf of Mr. Woodhead; (iii) a personal pension plan: $39,162 on behalf of Mr. Bailey, which represents 50% of the Company's savings from National Insurance contributions due to Mr. Bailey's salary deferral, which is known as a “salary sacrifice” for United Kingdom Inland Revenue purposes.

(d)	Company payments of life insurance premiums: $1,159 on behalf of Mr. Ruprecht; $4,763 on behalf of Mr. Woodhead; $1,053 on behalf of Mr. Bailey; $652 on behalf of Mr. Sheridan; $95 on behalf of Mr. Siegel and $2,549 on behalf of Mr. Zuckerman.
(e)	A spousal travel allowance in the amount of $12,214 for Mr. Ruprecht.
(f)	Financial planning services and legal services in the amounts of: $13,318 provided to Mr. Ruprecht; $3,298 provided to Mr. Sheridan; $3,067 provided to Mr. Woodhead; and $6,245 provided to Mr. Zuckerman.
(g)	Private health care premiums of $3,135 and $1,154 for Mr. Bailey and Mr. Woodhead, respectively.
(h)	Permanent Health Insurance premiums of $2,518 and $3,689 for Mr. Bailey and Mr. Woodhead, respectively.

U.K. Pension Plan

       Sotheby's (U.K.) maintains a funded defined benefit pension plan for its employees who are U.K. residents and were employed by the Company before April 1, 2004. Mr. Bailey and Mr. Woodhead are the only Named Executive Officers who participate in the plan. As of December 31, 2004, Mr. Bailey has twenty-five years and two months of credited service with the Company, and Mr. Woodhead has six years and eleven months of credited service with the Company.

       Standard pension benefits under the plan for employees contributing 4% of salary are 1/60th of the employee's final pensionable salary for every year of service up to a maximum of 40 years. For participants contributing 2% of salary, the benefits accrue at half the rate indicated above. Benefits are paid monthly commencing at retirement. The normal retirement age increased from age 60 to age 65 as of April 1, 2004, although the Company may elect to continue employment of the individual after that date. The compensation covered by the plan is the employee's pensionable earnings (subject to the limitation described below), which includes “Salary,” but excludes “Bonus” and “Other Annual Compensation” disclosed in the Summary Compensation Table.

       The plan also provides for a benefit on death while an employee in the amount of four times the employee's base salary at the time of death plus the refund of the employee's contributions to the plan and provides for a pension of 33 1⁄3% of the employee's base salary at the date of death to be paid to the employee's spouse, or proportionately less if the employee has elected to contribute at the reduced rate.

       The table below sets forth the estimated annual benefits (in pounds sterling) payable upon retirement under the plan assuming the employee contributes at 4% of base salary. Current Inland Revenue regulations limit the pensionable salary with respect to which pension benefits may be based to a maximum of £99,000, and £102,000 for U.K. tax years 2003-2004 and 2004-2005, respectively.

Pension Table

	Years of Service
Remuneration £	15	20	25	30	35
40,000	10,000	13,333	16,667	20,000	23,333
60,000	15,000	20,000	25,000	30,000	35,000
80,000	20,000	26,666	33,333	40,000	46,666

Bonuses

       The Company's officers are eligible to receive incentive bonuses. Bonuses are recommended by management and approved by the Compensation Committee. Actual awards are a function of the

Company's after-tax worldwide profit and each individual's performance. Every supervisor conducts an employee review. As part of the review, the supervisor and the employee determine future objectives against which the employee's performance will be measured. In addition, the program allows the Compensation Committee the discretion to address exceptional performance and unusual circumstances. However, bonus payments under the Company's annual incentive plan will be limited for senior executives who participate in the Executive Bonus Plan, which is subject to approval by the Company's shareholders at this Annual Meeting. See “Approval of Executive Bonus Plan” below.

Benefit Equalization Plan

       United States. The total annual contributions by the employee and employer to the Company's Retirement Savings Plan, which is the Company's U.S. qualified defined contribution plan, are subject to certain limitations imposed by the Internal Revenue Code. The Company has an unfunded defined contribution Benefit Equalization Plan that is available to officers of the rank of senior vice president and above of the Company who are affected by such limitations. Such officers may enter into agreements pursuant to which their salaries will be reduced and the Company will maintain accounts on their behalf, in the amount of the difference between the contribution election made in the officer's salary reduction agreement and the aggregate amount of contributions actually permitted to be made by the officer under the Retirement Savings Plan. Participants may elect to contribute up to 12% of their eligible compensation, and employee savings are matched by a Company contribution of up to 6% of the participant's eligible compensation. Benefits under these unfunded agreements are paid to a participant within one year following the participant's termination of employment with the Company. Amounts contributed by the Company on behalf of the Named Executive Officers of the Company pursuant to benefit equalization agreements in 2004 have been included in the Summary Compensation Table and are accrued for in the Company's balance sheet.

       On December 15, 2004, the Compensation Committee approved the establishment of the Sotheby's, Inc. 2005 Benefit Equalization Plan. This plan replaced the existing benefit equalization plan and was established solely to comply with new federal laws placing new restrictions on deferred compensation arrangements, including limiting the ability of both companies and individuals to revise deferral elections or to accelerate distributions from a deferred compensation plan. With the exception of these changes, the 2005 plan remains the same as the previously existing plan, which was deemed frozen with no deferrals or employer contributions permitted after December 31, 2004.

       United Kingdom. The total benefits that may be provided from the Company's U.K. qualified defined benefit Pension Plan are subject to certain limitations under applicable law for each participant. For Mr. Woodhead, an agreement has been entered into whereby the maximum allowable benefit under the Plan will be supplemented so as to provide a total pension of 2.667% of his salary for each year of service, this pension being payable from age 65. Under the Company's agreement with Mr. Woodhead, the intention is that one-third of this benefit will be funded by Mr. Woodhead and two-thirds will be funded by the Company. Retirement benefits before or after age 65, and other options that apply, will be as far as possible identical to the normal terms of the U.K. qualified pension plan. The Company maintains a provision on its balance sheet in an amount sufficient to account for the difference between the aggregate value of the benefits under the agreement referred to above that would have accrued in respect of Mr. Woodhead under the U.K. qualified plan in the absence of the limitations mentioned above and the aggregate value of the benefits actually available in respect of Mr. Woodhead within the U.K. qualified plan.

Employment Agreements and Related Matters

       A description of certain material terms of agreements with Messrs. Bailey, Ruprecht, Sheridan, Siegel, Woodhead, and Zuckerman follows below.

       William F. Ruprecht. The employment agreement between the Company and Mr. Ruprecht has a three-year term that expires on June 30, 2006, subject to earlier termination by the Company or him under certain conditions. Under this agreement, the Company has paid him a minimum annual base salary of $500,000. Effective January 1, 2005 and in accordance with the salary review provided for in his employment agreement, the Company has determined that it will pay him $650,000 as an annual base salary. If the Internal Revenue Service determines that any employment agreement payment is subject to a federal excise tax, he is entitled to receive reimbursement for any such tax obligation on an after-tax basis. In partial consideration for the foregoing, he has agreed to be bound by a covenant not to compete with the Company in certain jurisdictions until the earlier of (i) six months after the end of his employment agreement term or (ii) twelve months after the termination of his employment with the Company. During the applicable non-compete period, he also has agreed not to solicit employees of the Company or certain of its clients with whom he has had dealings.

       If the Company terminates Mr. Ruprecht's employment Without Cause, as defined in the Agreement, or he terminates his employment for Good Reason, as defined in the Agreement, Mr. Ruprecht will be entitled to (1) accrued but unpaid salary through the termination date, plus three times his then-current base salary, (2) three times his annual incentive compensation, as determined under the terms of his agreement, and (3) health benefits for him and his family for three years. However, if Mr. Ruprecht is eligible for payments under the Sotheby's Inc. Severance Plan, a corresponding reduction shall occur in any payments owed to him under clauses (1) or (2) above. Good Reason includes, among other things, the Company's failure during any year to grant Mr. Ruprecht stock options and/or restricted stock with a value above a certain agreed minimum level, as determined by a nationally recognized compensation consulting firm, the failure of the Company to offer to renew his agreement by the earlier of March 31, 2006 or one week after the first regular meeting of the Board of Directors of the Company in 2006 and termination of his employment between six and twelve months following a Change of Control.

       Robin G. Woodhead. Mr. Woodhead and the Company entered into an employment agreement, dated October 24, 1997, as supplemented by letters from the Company dated May 16, 2002 and October 16, 2000, and the severance plan agreement, dated September 28, 2000. Certain provisions of a retention bonus agreement between the Company and Mr. Woodhead that has terminated survived such termination, including that he and the Company are each required to provide the other with six months' notice that his employment with the Company will terminate. In partial consideration for payments under the foregoing agreements, he is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

       George Bailey. The two-year term of the employment agreement between the Company and Mr. Bailey expired on February 12, 2003. By the agreement's terms, however, the minimum base salary, undertakings and non-compete provisions described below do survive the end of the term. He and the Company are each required to provide the other with six months' notice that his employment with the Company will terminate. In partial consideration for payments under the foregoing agreements, he is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

       William S. Sheridan. The employment agreement between the Company and Mr. Sheridan has a three-year term that expires on June 30, 2006, subject to earlier termination by the Company or him under certain conditions. Under this agreement, the Company pays him a minimum annual base salary of $600,000, and he is eligible to receive bonuses. In partial consideration for the foregoing payments, he has agreed to be bound by a covenant not to compete with the Company in certain jurisdictions until the earlier of (i) six months after the end of his employment agreement term or (ii) twelve months after the termination of his employment with the Company. During the applicable non-compete period, he also has agreed not to solicit employees of the Company.

       Stuart N. Siegel. The employment agreement between Sotheby's, Inc. (referred to as the “Company” in this paragraph) and Mr. Siegel terminated in February, 2004 as Mr. Siegel was hired at that time by the purchaser of Sotheby's International Realty, Inc., of which he was President. Under the expired agreement, the Company paid him a minimum annual base salary of $330,000, which amount was pro-rated for his final, partial year of service in 2004. Pursuant to that agreement, he received a final retention bonus on January 15, 2004. He also received a bonus for the completion of the sale of Sotheby's International Realty. In partial consideration for the foregoing payments, he had agreed to be bound by certain covenants not to compete and non-solicitation covenants.

       Mitchell Zuckerman. The two-year term of the employment agreement between the Company and Mr. Zuckerman expired on February 5, 2003. By the agreement's terms, however, the minimum base salary, undertakings and non-compete provisions described below do survive the end of the term. He and the Company are each required to provide the other with six months' notice (the “Notice Period”) that his employment with the Company will terminate. In partial consideration for payments under this agreement, he is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

STOCK OPTIONS

       The following tables set forth information regarding option grants under the Company's 1997 Plan to the Named Executive Officers with respect to 2004, the exchange of certain stock options for shares of restricted stock and certain information generally regarding Company equity compensation. As described under “Report of Compensation Committee-Philosophy” below, the Company intends for the foreseeable future to favor restricted stock over stock options as a form of equity compensation for senior executives.

Option Grants in 2004

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Shares Underlying Options Granted		Percent of Total Options Granted To Employees In 2004	Exercise Price Per Share(2)	Fair Market Value of Underlying Shares	Expiration Date(3)	0%	5%	10%
William F. Ruprecht	100,000	(1)	41.67%	$15.51	$15.51	8/4/14	$0	$855,110	$2,106,177
Robin Woodhead	None		—	—	—	—	—	—	—
George Bailey	None		—	—	—	—	—	—	—
William S. Sheridan	None		—	—	—	—	—	—	—
Stuart N. Siegel	None		—	—	—	—	—	—	—
Mitchell Zuckerman	None		—	—	—	—	—	—	—

(1)	These options will vest and become exercisable to the extent of one-fourth of the number of shares subject to the option on each of the first, second, third and fourth anniversaries of the date of the grant.

(2)	The exercise price of each option under the 1997 Plan is the fair market value of the underlying shares as of the date of grant. Only options to purchase Class B Common Stock may be granted under the 1997 Plan. Because Class B Common Stock is convertible into Class A Common Stock and there is no public market for the Class B Common Stock, for purposes of the 1997 Plan, the fair market value of the stock underlying an option is the NYSE closing price per share of the Class A Common Stock on the last business day before the option grant.

(3)	All options will vest immediately upon a “change in control” (as defined in the 1997 Plan).

(4)	The actual value, if any that may be realized by each individual will depend on the closing price of the Class A Common Stock on the NYSE on the day preceding the exercise date. The appreciation rates used in the table are provided to comply with Item 402(c) of Regulation S-K and do not necessarily reflect the views of management as to the potential realizable value of options.

Aggregate Option Exercises in 2004 and Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the Money Options At Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Ruprecht	32,000	$306,665	337,500	212,500	$347,545	$1,334,875
Robin G. Woodhead	25,000	$202,882	150,000	50,000	$260,250	$423,700
George Bailey	0	$0	203,750	56,250	$312,413	$534,938
William S. Sheridan	56,250	$295,392	237,000	108,750	$597,445	$878,813
Stuart N. Siegel	67,000	$159,231	183,800	0	$10,912	$0
Mitchell Zuckerman	62,000	$288,890	120,000	30,000	$0	$285,300

2004 Stock Option Exchange Offer

       Pursuant to an exchange offer made by the Company in March 2004, the Company's Named Executive Officers and certain other employees exchanged on March 31, 2004 certain out-of-the-money stock options for shares of restricted stock issued under the Restricted Stock Plan. The exchange occurred pursuant to a formula that is described in detail in the tender offer materials filed with the Securities and Exchange Commission and which are available on the Company's website, www.sothebys.com. The table below sets forth the results of this exchange.

Name	Stock Options Exchanged(#)	Restricted Stock Received(#)	Vesting of Restricted Stock
William F. Ruprecht	575,000	136,591	3/31/05(1)
Robin G. Woodhead	250,000	62,500	3/31/05(1)
George Bailey	174,000	39,682	3/31/05(1)
William S. Sheridan	85,000	20,614	3/31/05(1)
Stuart N. Siegel	—	—	—
Mitchell Zuckerman	218,333	51,561	3/31/05(1)

(1)	As to one-fourth of the grant; an additional one-fourth of the grant vests on the second, third and fourth anniversaries of the exchange date.

Equity Compensation Plans

       The following table provides information as of December 31, 2004 with respect to shares of the Company's common stock that may be issued under its existing equity compensation plans, including the 1987 Plan, 1997 Plan, the Restricted Stock Plan and the Sotheby's Holdings, Inc. 1998 Stock Compensation Plan for Non-Employee Directors (the “Directors Stock Plan”):

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (A))(3)(4)
	(In thousands, except per share data)
Equity compensation plans approved by shareholders	8,520	$16.44	7,951
Equity compensation plans not approved by shareholders	—	—	—

Total	8,520	$16.44	7,951

(1)	Includes 1,329,659 shares of Class B Common Stock issuable upon the vesting of outstanding stock awards granted under the Restricted Stock Plan.

(2)	The weighted-average exercise price does not take into account 1,329,659 shares issuable upon the vesting of outstanding stock awards granted under the Restricted Stock Plan, which have no exercise price.

(3)	Includes 645,796 shares of Class B Common Stock available for future issuance under the Restricted Stock Plan.

(4)	Includes 100,236 shares of Class A Common Stock available for future issuance under the Directors Stock Plan.

REPORT OF THE COMPENSATION COMMITTEE

       The Compensation Committee is responsible to the Board of Directors for advising the Board with respect to compensation matters and employee benefit plans of the Company. The Section 162(m) Sub-Committee of the Compensation Committee is responsible for approving performance-based cash compensation, restricted stock awards, stock options, and other forms of equity compensation and administering performance criteria with respect to Named Executive Officers under the Company's equity compensation plans. In addition to Company President and Chief Executive Officer William F. Ruprecht, the Company's Named Executive Officers who are currently executive officers of the Company are Robin G. Woodhead, George Bailey, William S. Sheridan, and Mitchell Zuckerman.

       The Compensation Committee has authority to grant restricted stock awards under the Restricted Stock Plan and stock options under the 1997 Plan to all individuals other than the Named Executive Officers. As of December 31, 2004, except for the Directors Stock Plan, none of the members of the Compensation Committee or the Section 162(m) Sub-Committee participated in any of the plans administered by the Committee or the Sub-Committee.

Philosophy

       The Company has a long-standing philosophy of establishing compensation levels that are designed to both attract and retain executives with outstanding leadership ability and experience and be competitive in the market. Compensation for executive officers has been comprised of three major components: salary, cash bonuses and equity-based incentives.

       The Compensation Committee considers the following factors in determining an executive officer's total compensation, including equity-based incentives: (i) Company performance, (ii) individual performance and job responsibilities, (iii) historical compensation levels and restricted stock awards and stock option grants by the Company and (iv) recommendations of management.

       The Company's compensation philosophy has been evolving towards having a greater proportion of employment compensation be variable, dependent upon the Company's profitability. The adoption of the Executive Bonus Plan, subject to shareholder approval at the Annual Meeting, reflects a further step in this direction. Moreover, deferred vesting of restricted stock issued under the Executive Bonus Plan is also intended to encourage employee retention.

       The Company's compensation philosophy has also been evolving towards a preference for grants of restricted stock as opposed to stock options as a form of equity compensation.

Annual Compensation

Salary

       The Compensation Committee sets base salaries for executives that both reflect the job responsibilities of each individual and are consistent with base salaries paid for competitive positions in the market. With respect to the Named Executive Officers, including the Chief Executive Officer, the Company has consulted with a nationally recognized independent compensation consulting firm in designing compensation packages for those individuals.

Annual Cash Incentives

       The Company's bonus program for all bonus-eligible employees, including the Chief Executive Officer (“CEO”) and the other Named Executive Officers, is based upon the achievement of both Company and individual objectives. Positions within the Company have been separated into salary grades, with bonus opportunities gradually increased through the grades. Within each grade there is a range of bonus targets. With respect to Named Executive Officers, the bonus targets for 2004 ranged from 46.73% to 100% of the base salaries. Bonus targets are adjusted upwards or downwards based on the financial performance of the Company. The overall bonus amount is subject to the approval of the Compensation Committee with respect to all participants, and to the specific approval of the Compensation Committee with regard to senior management. Targets are set each year by senior management. Targets and bonus opportunities are communicated to employees each year.

       The Company has an annual employee review process. As part of the review, the supervisor and the employee will determine future objectives against which the employee's performance will be measured. If all objectives are met, the employee can receive up to 100% of the bonus target amount, as adjusted to reflect Company performance. If performance exceeds the established objectives, the Compensation Committee has the discretion to address such circumstances.

       In 2004, the Company exceeded its performance goal, resulting in an upward adjustment of individual bonus targets. In addition, the Named Executive Officers as well as other senior management exceeded their individual performance objectives. As a result of the outstanding performance of each of the Named Executive Officers, the Compensation Committee awarded bonuses in excess of each Named Executive Officer's individual performance target.

Long-Term Compensation

       The purpose of the Restricted Stock Plan and the 1997 Plan is to provide employees with long-term incentives that link their interests with the interests of shareholders. In addition, the Restricted Stock Plan's and the 1997 Plan's vesting schedules encourage key employees to continue in the employment of the Company. Stock option and restricted stock grants to the Named Executive Officers are based on each individual's current and expected future contribution to the Company, as well as competitive market practice and related factors listed above.

       During 2003 and early 2004, the Compensation Committee reevaluated the Company's equity-based incentive compensation policies for a number of reasons. Because many of the Company's outstanding employee stock options for senior executives were significantly “out-of-the-money,” in part because of a generally depressed economy and the Company's own historic performance, the Compensation Committee realized that the incentive aspect of these options was not being fulfilled. Moreover, the aggregate number of stock options outstanding represented a significantly higher percentage of outstanding shares than what is generally considered to be the norm.

       To assist the Company in retaining senior executives as well as provide a meaningful form of equity compensation to them, the Compensation Committee retained a nationally recognized independent compensation consulting firm to advise the Committee in this area and subsequently adopted the Restricted Stock Plan, which the Company's shareholders also approved.

       In addition to recommending that the Company adopt a Restricted Stock Plan, the independent compensation consulting firm recommended that the Company make an exchange offer in March 2004 for certain of the “out-of-the-money” options held by employees of the Company. Pursuant to this exchange offer, which was completed in 2004, senior executives of the Company exchanged these options for shares of Class B Common Stock issued under the Restricted Stock Plan. Although the Restricted Stock Plan has been in effect for a brief time period, the Compensation Committee and Section 162(m) Sub-Committee believe that this emphasis on retaining employees through time vesting of restricted stock as well as providing senior executives with direct stock ownership in the Company is more compatible with the Company's goals of attracting and retaining key personnel than traditional stock options.

       While the Compensation Committee may continue granting stock options as it deems desirable under the 1997 Plan, the shift to restricted stock as the favored form of equity compensation for senior executives of the Company is expected to continue for the foreseeable future.

       During 2004 and in consultation with a nationally recognized independent compensation consulting firm, the Compensation Committee reviewed various possibilities for implementing a performance-based formula for equity compensation for senior executives. The Compensation Committee adopted the Executive Bonus Plan to address this need. If this plan is approved by Company shareholders at the Annual Meeting, 50% of any performance bonuses paid to participants in the Plan will be paid in the form of restricted stock grants. Bonuses paid under the Plan will be based on Company net income or other performance criteria established by the Compensation Committee or Section 162(m) Sub-Committee, and performance bonuses will generally be payable under the Plan in each year only if the Company's financial plan for such year is met successfully. For a further description of the Executive Bonus Plan, please see “Approval of Executive Bonus Plan.”

CEO Compensation

       The Section 162(m) Sub-Committee and the Compensation Committee meet, independently of the Board, to review the CEO's performance, determine annual and long-term compensation for the CEO, and set the CEO's bonus target. The Company entered into a new employment agreement with Mr. Ruprecht in 2003 for a three year term, a summary of which is provided under the heading “Compensation of Executive Officers—Employment Agreements and Related Matters” that precedes this report. In entering into this agreement with Mr. Ruprecht, the Compensation Committee engaged a nationally recognized compensation consulting firm to assist it in determining appropriate compensation for him.

       Under the agreement, the Company paid Mr. Ruprecht $500,000 in base salary and the Section 162(m) Sub-Committee awarded him a bonus of $1,250,000, granted him 100,000 stock options and 50,000 shares of restricted stock in August 2004 and granted him 115,000 shares of restricted stock in February 2005. See note (5) to the Summary Compensation Table under “Compensation of Executive Officers.” The Compensation Committee believes that Mr. Ruprecht's individual 2004 performance was outstanding and deserving of the performance compensation awarded to him for the following reasons, among others:

•	The Company's return to significant profitability in 2004, with a 43% increase in auction and related revenues and substantial increases in operating income and net income, as compared with 2003.

•	Significant strengthening of the Company's financial position through the sale of Sotheby's International Realty and completion of a new $200 million three-year credit facility.

•	The Company's return to profitability demonstrated the success of the Company's cost-cutting efforts through successful completion of its restructuring plans adopted in 2000, 2001 and 2002.

•	Mr. Ruprecht's role in attracting a significant number of very successful transactions during 2004.

       The Committee continues to retain a compensation consultant to provide it with advice concerning the CEO compensation package as well as comparative data for companies with characteristics similar to the Company. This ongoing input insures that the Section 162(m) Sub-Committee is able to make reasonable judgments regarding the appropriate level of compensation for Mr. Ruprecht.

Compensation Deductibility

       The Compensation Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related regulations as they relate to compensation paid to the Named Executive Officers. In order to preserve the deductibility for federal income tax purposes of certain compensation in excess of $1 million that may be paid to a Named Executive Officer, the applicable requirements of Section 162(m) of the Code (“Section 162(m)”) have been incorporated into the Restricted Stock Plan and the 1997 Plan and will be incorporated into the Executive Bonus Plan. With respect to the Named Executive Officers, the Section 162(m) Sub-Committee, establishes equity compensation grants and otherwise takes actions relating to the Named Executive Officers under the Restricted Stock Plan, to the extent that a restricted stock award would be eligible for the described deductibility, and the 1997 Plan.

       The members of the Section 162(m) Subcommittee consist of Messrs. Stewart and Taubman, each of whom the Board has determined are “independent” within the meaning of applicable NYSE rules as well as qualifying as “outside directors” as required under Section 162(m) and Section 16 of the Exchange Act. The Company believes that the services of Mr. Miro and the Duke of Devonshire on the Compensation Committee, though neither of them qualify as “outside directors” under Section 162(m), are important in providing a diverse array of viewpoints regarding overall Company compensation policy.

       The Committee's adoption, subject to shareholder approval, of the Executive Bonus Plan is in part helpful in this area as it is expected to result in the deductibility of certain compensation under Section 162(m) because of the performance formula component of the plan for cash bonuses and restricted stock grants to Named Executive Officers.

The Compensation Committee
Robert S. Taubman, Chairman
The Duke of Devonshire
Jeffrey H. Miro
Donald M. Stewart

REPORT OF THE AUDIT COMMITTEE

       The audit committee of the Board of Directors of the Company is composed of three independent directors, each of whom meets the criteria for “independence” under applicable rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. As set forth in its charter, the Audit Committee (among other responsibilities) oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management is primarily responsible for the Company's internal controls and for preparing the Company's financial statements contained in the Company's public reports. The Company's independent auditor, the registered public accounting firm of Deloitte & Touche LLP, is responsible for expressing opinions on the conformity of the Company's audited consolidated financial statements with U.S. generally accepted accounting principals and on management's assessment of the effectiveness of the Company's internal control over financial reporting. In addition, Deloitte & Touche LLP must express its independent opinion on the effectiveness of the Company's internal control over financial reporting.

       The Audit Committee has reviewed and discussed with each of management and Deloitte & Touche LLP, as appropriate, the Company's audited consolidated financial statements, management's assessment of the effectiveness of the Company's internal control over financial reporting and, finally, the independent auditor's opinions on, respectively, the Company's audited consolidated financial statements, management's internal control assessment and Deloitte & Touche LLP's separate evaluation of the effectiveness of the Company's internal control over financial reporting. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” The Audit Committee has received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed Deloitte & Touche LLP's independence with that firm. The Audit Committee has concluded that Deloitte & Touche is “independent” from both the Company and management within the meaning of applicable requirements of the SEC and the Public Company Accounting Oversight Board.

       Based on the foregoing considerations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Company's 2004 Annual Report for filing with the SEC.

       This report is respectfully submitted by the Audit Committee of the Board of Directors.

Steven B. Dodge (Chairman)
Michael Blakenham
Sharon Percy Rockefeller

PERFORMANCE GRAPH

       The following graph compares the Company's cumulative total shareholder return on its Class A Common Stock (for the five year period from December 31, 1999 to December 31, 2004) with the cumulative return of the Standard & Poor's MidCap 400 Stock Index (“S&P Midcap 400”) and the Company's Peer Group (“Peer Group”). The Peer Group consists of The Neiman-Marcus Group, Inc., Nordstrom, Inc., Saks Holdings, Inc., and Tiffany & Co.

       The Company believes the members of this Peer Group to be purveyors of luxury goods appealing to a segment of the population consistent with the Company's own clientele as no other auction house of comparable market share or capitalization is publicly traded.

       The graph reflects an investment of $100 in the Company's Class A Common Stock, the S&P MidCap 400, which includes the Company, and the Company's Peer Group, respectively, on December 31, 1999, and a reinvestment of dividends at the average of the closing stock prices at the beginning and end of each quarter.

$250

$200

$150

$100

$50

$0

12/31/99

S&P MidCap 400

12/31/00

12/31/01

12/31/02

12/31/03

12/31/04

Sotheby’s

Peer Group

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Sotheby's	$100.00	$77.29	$55.37	$30.00	$45.53	$60.53
Peer Group	$100.00	$102.18	$136.25	$121.25	$213.95	$215.29
S&P MidCap 400	$100.00	$117.49	$116.82	$99.72	$135.24	$157.50

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       As of December 31, 2004, the Compensation Committee of the Company consisted of Max M. Fisher, who is now deceased, The Duke of Devonshire, Jeffrey H. Miro, Donald M. Stewart and Robert S. Taubman. In 2004, the Company retained the law firm of Miro Weiner & Kramer, of which Mr. Miro was Chairman and retained in 2004, and continues to retain in 2005, the law firm of Honigman Miller Schwartz and Cohn LLP, in which Mr. Miro is a partner.

CERTAIN COMPENSATION ARRANGEMENTS

       The Company is paying Mr. Sovern $310,000 for his sixth year of service as Chairman of the Board and as a director of the Company. This amount is payable in equal monthly installments, but will be paid in full in the event of a change in control of the Company or his being terminated without cause prior to February 21, 2006. See “Compensation of Directors.”

       The Duke of Devonshire, the Deputy Chairman of the Company, provides consulting services to the Company and is paid £65,000 per year for such services.

       The Company retains the law firm of Honigman Miller Schwartz and Cohn LLP, in which Jeffrey H. Miro is a partner, to provide legal services to the Company.

CERTAIN TRANSACTIONS

       From time to time, officers, directors and principal shareholders of the Company and members of their immediate families purchase or sell property through the Company at public auction or in private transactions in the ordinary course of business.

COMPENSATION OF DIRECTORS

       During 2004, each non-employee director generally received a fee of $1,000 for each Board meeting attended by such director, and a fee of $500 ($1,000 for each Executive Committee member) for each committee meeting ($1,000 for the chairman of the committee) attended by such director, in addition to reimbursement of expenses. All of the foregoing fees were paid in cash. Because Mr. Sovern receives his director compensation under his contract, he is not paid customary board or committee fees. Pursuant to the Directors Stock Plan, with respect to Board service during 2004, each non-employee director (other than Mr. Sovern) received 2,260 shares of Class A Common Stock and/or deferred stock compensation units equivalent to such shares, if so elected by a director. All deferred stock compensation units will accrue dividend equivalents.

       Effective May 5, 2005, the Board of Directors has amended the Directors Stock Plan and the cash compensation of non-employee directors as follows:

1. The Company will issue $35,000 in shares of Class A Common Stock annually to each non-employee director, to be paid quarterly based on the closing price per share of this stock on the business day immediately preceding the quarterly issuance date; and
2. Each non-employee director will receive a $25,000 annual cash payment, payable quarterly, and a per meeting fee of $1,000 for all Board and Board Committee meetings attended. In addition, the Company will pay an annual fee of $10,000 to the Chairman of the Audit Committee and an annual fee of $5,000 to the Chairman of the Compensation Committee.

APPROVAL OF EXECUTIVE BONUS PLAN

Description of Sotheby's Holdings, Inc. Executive Bonus Plan

       In February of 2005, the Compensation Committee (the “Committee”) of the Board of Directors approved the adoption of the Sotheby's Holdings, Inc. Executive Bonus Plan (the “Plan”) effective retroactively to January 1, 2005, subject to shareholder approval. The Committee believes the Plan is necessary and desirable in order to retain senior-level employees, to provide incentives for Company executives to continue to meet individual and Company-wide performance goals, and to continue to attract senior executives. The Plan provides for the issuance of restricted stock, generally governed by the Company's Restricted Stock Plan, and cash awards based on satisfaction of objective performance criteria set by the Committee, or if applicable, the Section 162(m) Sub-Committee.

       The principal features of the Plan, as proposed, are summarized below. The Plan is attached as Appendix B to this Proxy Statement and should be reviewed for a more complete understanding of its terms and conditions.

New Plan Benefits

       As of the date of this Proxy Statement, no executive officer or employee has received any awards under the Plan. The awards to be received under the Plan by the Company's executive officers and employees are not determinable at this time since the awards will be determined based on actual future performance. Since performance goals may not be achieved, there can be no assurance that any awards will be paid in any future period. If the Plan had been in effect in 2004, the aggregate value of all bonus compensation paid by the Company would not have been materially different; however, a portion of such compensation would have been paid in restricted stock with deferred vesting that encourages employee retention.

Principal Features of the Plan

       Administration. The Plan will be administered by the Committee (and, with respect to certain matters, the Section 162(m) Sub-Committee), which presently consists of four directors of the Company. The Committee has all powers and discretion necessary and appropriate to administer the Plan and to control its operation.

       Eligible Participants. The Committee will select annually those senior-level employees who are eligible to participate in the Plan based on a recommendation from the Company's management.

       Plan Bonuses. Plan bonuses will be in the form of cash and Restricted Stock awarded under the Company's existing Restricted Stock Plan. Under the Restricted Stock Plan, shares of the Company's Class B Common Stock, which is freely convertible on a share-for-share basis into the Company's publicly traded Class A Common Stock, are issued subject to certain time vesting and forfeiture restrictions applicable to the recipient.

       Establishment of Performance Goals. Equity and cash awards under the Plan will be measured in terms of the achievement of certain levels of Company net income or other financial performance criteria, to be approved by the Committee generally on an annual basis.

       Determination of Plan Bonus. If the performance goals are not met with respect to a particular year, the participant will not receive any Plan bonus. Any Plan bonus paid will be based on a multiple of the participant's target bonus under the Company's existing annual incentive bonus plan. Upon attaining the minimum Plan performance goal, such as a particular level of Company net income, a participant will receive 50% of the participant's target bonus for that year. The Committee, at its discretion, will determine the amount of additional Plan bonuses for levels of financial performance that exceed the minimum Plan performance goal.

       Plan Bonus Maximum. Plan bonus amounts payable in any year cannot exceed $10 million in the aggregate. Also, Plan participants will be automatically subject to a cap of 150% of their respective target bonuses under the Company's existing annual incentive bonus plan, for which they will continue to be eligible.

       Form of Plan Bonus Payment. The Company will pay Plan bonuses 50% in cash and 50% in Restricted Stock, which is issued as Class B Common Stock. The Class B Common Stock has no public market, but is freely convertible on a share-for-share basis into Class A Common Stock, which is publicly traded. The number of Restricted Stock shares that a participant will receive will be based on the closing price of a share of Class A Common Stock on the business day immediately preceding the date that the Committee has awarded a Plan bonus to the participant. This Plan provides for Restricted Stock grants to vest in three equal installments on the first, second, and third anniversaries of the grant date. Any shares that are forfeited will again be available for awards under the Restricted Stock Plan.

United States Income Tax Consequences

       General. A participant will recognize income for federal income tax purposes upon the award of the cash component of the Plan. However, a participant will not recognize any income for federal income tax purposes at the time the participant is awarded the Restricted Stock component of the Plan bonus, but will realize ordinary income for federal income tax purposes in an amount equal to the then fair market value of the unrestricted shares upon the lapse of a restriction, i.e., vesting of shares. The income realized will be subject to tax withholding by the Company either through withholding shares issued upon lapse of a restriction or by securing from the participant payment in cash. Generally, the Company will be entitled to a federal income tax deduction, in the same amount and at the same time as the ordinary income realized by employees upon vesting of the Restricted Stock.

       Section 162(m). Subject to certain exceptions, Code Section 162(m) places a $1 million annual limit on a corporation's tax deduction for compensation paid to a “covered employee.” A “covered employee” is defined as the corporation's chief executive officer and the other four highest paid officers named in its proxy statement. Compensation in excess of $1 million will, however, continue to be tax deductible by a corporation if such compensation satisfies the applicable requirements under Section 162(m) for “performance-based compensation” (the “Performance Exception”). The Plan incorporates the requirements for the Performance Exception applicable to cash and stock-based compensation, and all issuances of cash and restricted stock under the Plan to covered employees must be approved by the Section 162(m) Sub-Committee. As a result, it is anticipated that the Company will be able to maximize the tax deductibility of the compensation attributable to cash and Restricted Stock awarded under the Plan.

       The foregoing summary of the effects of United States income taxation upon the employee and the Company with respect to awards under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

Board Recommendation

       The Board of Directors believes that cash and stock-based incentives based on objective performance criteria are important in attracting and retaining the services of outstanding senior executives. The Board also believes that this will result in greater stock ownership in the Company by senior executives, thereby aligning their interests closely with those of the shareholders. In order to further the foregoing objectives, the Board believes that it is desirable to adopt the Plan.

       For the foregoing reasons, the Board recommends that shareholders vote FOR adoption of the Plan.

Required Approval

       The affirmative vote of a majority of the votes cast at the Meeting by the holders of Class A Common Stock and the holders of Class B Common Stock, voting as a single class, is required for approval of the Plan.

INDEPENDENT AUDITORS

       Deloitte & Touche LLP has been the independent auditors for the Company since 1983. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent auditors for 2005. Although shareholder approval of the appointment is not required by law and is not binding on the Audit Committee, the Committee will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

       The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

       The following table summarizes the fees billed to Sotheby's Holdings, Inc. by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2004 and 2003:

	2004	2003
Audit Fees(a)(b)	$2,526,625	$1,624,469
Audit-Related Fees(c)	976,634	439,713
Tax Fees(d)	711,001	445,298
All Other Fees	0	0

Total	$4,214,260	$2,509,480

(a)	Fees for audit services billed in 2004 consisted of: the audit of the Company's annual financial statements, including Sarbanes-Oxley Act Section 404 attestation, as well as statutory and regulatory audits; and reviews of the Company's quarterly financial statements.

(b)	Fees for audit services billed in 2003 consisted of: the audit of the Company's annual financial statements, including statutory and regulatory audits; and reviews of the Company's quarterly financial statements.

(c)	Fees for audit-related services billed in 2004 and 2003 consisted of: financial accounting and reporting consultations; Sarbanes-Oxley Act Section 404 documentation services; and employee benefit plan audits.

(d)	Fees for tax services billed in 2004 and 2003 consisted of tax compliance and tax planning and advice consisting of:
•	Fees for tax compliance services totaled $517,300 and $327,852 in 2004 and 2003, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of: federal, state and local income tax return assistance; sales and use, property and other tax return assistance; assistance with tax return filings in certain foreign jurisdictions; tax advice related to intra-group allocations of income; and assistance with tax audits and appeals.

•	Fees for tax planning and advice services totaled $193,701 and $117,446 in 2004 and 2003, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to achieve a tax compliant result. Such services consisted of: tax advice related to the Company's sale of Sotheby's International Realty and tax advice related to the alteration of employee benefit plans.
	2004	2003
Ratio of Tax Planning and Advice Fees and All Other Fees to Audit Fees, Audit-Related Fees and Tax Compliance Fees	0.05:1	0.05:1

       In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

       The Audit Committee has established a policy requiring the pre-approval of all audit and non-audit services provided by the Company by the Deloitte Entities. The policy provides for pre-approval of audit, audit related and tax services specified by the Audit Committee. The Audit Committee may delegate to one or more of its members authority to pre-approve permitted services, consisting of audit services, audit related services and tax services. Any pre-approval decision made by such designated member(s) shall be reported to the Audit Committee at its next regularly scheduled meeting.

PROPOSALS OF SECURITY HOLDERS

       Any shareholder proposal intended to be included in the Proxy Statement for the annual meeting to be held in 2006 must be received by the Company at 38500 Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304 by the close of business on December 16, 2005. A shareholder proposal intended to be presented for consideration at the annual meeting to be held in 2006 but not intended for inclusion in the Proxy Statement must be received by the Company at the above-stated address by the close of business on March 1, 2006. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

COSTS OF PROXY SOLICITATION

       The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

APPENDIX A

SOTHEBY'S HOLDINGS, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

       The primary purpose of the Audit Committee (the “Committee”) shall be to assist the Board of Directors (the “Board”) in fulfilling its responsibility for the integrity of the company's financial reports. To carry out this purpose, the Committee shall oversee: (A) management's conduct of the Company's financial reporting process, including the integrity of the financial statements and other financial information provided by the Company to governmental and regulatory bodies, to shareholders and other securityholders, or to other users of such information, (B) the Company's compliance with legal and regulatory requirements, including those within the scope of the responsibilities of the compliance department, (C) the appointment, qualifications (including independence) and performance of the Company's independent auditor and the quality of the annual independent audit of the Company's financial statements, (D) the performance of the Company's internal audit function and management's establishment and application of the Company's systems of internal accounting and financial controls and disclosure controls, and (E) the development of and, thereafter, the adequacy of and adherence to (including any waivers from adherence to) the Company's code of business conduct and ethics, as established by the Board, and such other matters as are incidental thereto. The Committee shall also carry out such other functions as shall from time to time be assigned to it by the Board of Directors.

       In carrying out its purpose, the goal of the Committee shall be to serve as an independent and objective monitor of the Company's financial reporting process and internal control systems, including the activities of the Company's independent auditor and internal audit function, and to provide an open avenue of communication with the Board of Directors for, and among, the independent auditor, internal audit operations, the compliance department and financial and executive management.

       For purposes of this Charter, reference to the business or affairs of the Company shall include the business or affairs of any subsidiary of the Company whose results of operations are consolidated with those of the Company for financial reporting purposes. The Committee's oversight shall also extend to any company controlled by the Company, even though its results of operations are not so consolidated, to the extent that the Committee shall consider appropriate.

II. COMMITTEE MEMBERSHIP; CHAIR

       The Committee shall be comprised of three or more members of the Board of Directors, selected by the Board, each of whom has been determined by the Board of Directors to be “independent” in accordance with the criteria established or to be established by the U.S. Securities and Exchange Commission (“SEC”) under Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the listing standards of the New York Stock Exchange, Inc. (“NYSE”). This includes a requirement that each member of the Committee be determined by the Board not to be an “affiliated person” of the Company and not to have accepted any consulting, advisory or other compensatory fee from the Company except in his or her capacity as a member of the Board, the Committee or any other committee of the Board. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the annual proxy statement.

       All members of the Committee must be familiar with basic finance and accounting practices and be able to read and understand financial statements and be familiar with the Company's financial statements, and at least one member must be a “financial expert” within the meaning of the Sarbanes-Oxley Act, as determined by the Board of Directors.

       The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Any member may be removed, with or without cause, by the Board of Directors at any time and the Board can fill any vacancy created in the Committee.

       The Board of Directors may appoint one member to be the Chairman of the Committee. If the Board fails to appoint a Chairman, the members of the Committee shall elect a Chairman by majority vote of all members. In the absence of the Chairman, the members present at a meeting may elect a Chairman for the meeting. The Chairman will preside at meetings of the Committee and, subject to action by the entire Committee, set the agenda for Committee meetings.

III. COMMITTEE MEETINGS; ACTION BY THE COMMITTEE

       The Committee shall establish a regular meeting schedule, shall regularly meet at least quarterly, and shall meet more frequently as the members deem appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee by notice given to all members. Notice of meetings shall be given at least 48 hours in advance, provided that, if exigencies of the circumstances pertaining to the matters to be addressed warrant, any lesser notice reasonable under the circumstances shall be sufficient. No notice of a regularly scheduled meeting shall be required. Notice may be waived by any member as permitted by law. A meeting of the Committee may be held telephonically or by other means of communication, provided that each member present may hear and communicate with each other member present.

       Two members of the Committee present in person or by telephone shall constitute a quorum, and action of the Committee shall be by no less than two members of the Committee; provided, however, if this Charter or the Committee or the Board so provides, the Chairman may act on behalf of or represent the Committee.

       The Committee may form and delegate authority to subcommittees consisting of one or more members whenever it considers appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting and all other actions taken by a subcommittee shall be reported to the Committee on a regular basis. The Chairman of the Committee is delegated authority to act for the committee as a subcommittee thereof in respect of any matter on which the Committee may act whenever the exigencies of the circumstances pertaining to such matter make such action appropriate, except with respect to the retention or dismissal of the Company's independent auditor. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as those applicable to the Committee.

       The Committee shall meet regularly, which shall be not less often than once annually, in separate executive sessions, with each of (i) the Company's senior executive and financial officers, (ii) the supervisor of the Company's internal auditing function, (iii) the Company's Worldwide Director of Compliance and (iv) the Company's independent auditor to discuss any matters that the Committee or any of these individuals or groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management quarterly to review the company's quarterly or year-end annual financial statements.

       The Committee may invite to its meetings any director, any member of the management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any person not a member, as it deems appropriate in order to carry out its responsibilities. All non-management directors who are not members of the Committee may attend regularly scheduled meetings of the Committee (but may not vote in respect of Committee matters), except as the Committee may otherwise provide.

IV. RESPONSIBILITIES AND AUTHORITY

       The Committee shall carry out its responsibility for the integrity of the company's financial reporting by performing the activities specified by this Charter and such other activities as the Committee shall from time to time consider appropriate. The Committee shall also carry out any other responsibilities assigned to it by the Board of Directors from time to time.

       It is recognized that the Company's management is responsible for establishing the Company's internal accounting controls and preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. It is further recognized that the Company's financial management including the internal audit staff, as well as the outside auditors, have more time, information concerning the Company and expertise in financial reporting matters pertaining to the Company than do Committee members and that; in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

       In fulfilling its responsibilities, the Committee shall have full access to the Company's books, records, facilities and personnel and the power and authority to investigate any matter brought to its attention. The Committee shall have authority to require any officer of the Company and the persons performing the Company's internal audit function to render to it any report it considers appropriate to carry out these responsibilities. All employees of the Company shall be required to cooperate with the Committee and with any person authorized to act on its behalf in any inquiry being conducted by the Committee. In connection with any inquiry or investigation by the Committee, or as the Committee may otherwise consider appropriate to the carry out its responsibilities, the Committee shall be entitled to retain outside legal, accounting, financial or other experts and advisors and shall be provided funding from the Company sufficient to engage such persons. The Committee shall have the authority to determine the compensation to be paid and the other terms of such engagement. The Company shall provide adequate funding for the operation of the Committee and the appropriate officers of the Corporation are hereby authorized to expend the funds necessary for the conduct of the Committee's business upon direction of the Committee or the Chairman thereof, without further authorization of the Board of Directors.

       In order to carry out its purpose, the Committee has been delegated by the Board of Directors, and shall have, authority and power over, and shall be responsible for, the following specific matters and shall carry out the following specific functions, subject, however, to any further action that may be taken by the Board of Directors:

Supervision of the Independent Audit of the Company's Financial Statements

1.	the selection, appointment, termination, evaluation, compensation and oversight of the work of the Company's independent auditor, including approval of the terms and scope of its engagement to conduct an annual audit of the Company's financial statements, subject to ratification by the shareholders of the Company of such appointment.
2.	in connection with the selection of the Company's independent auditor, and consistent with any rules or regulations that may be promulgated by the SEC or the NYSE, obtaining and reviewing annually a report by the independent auditor describing: (i) the auditor's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company;
3.	consistent with any rules or regulations that may be promulgated by the SEC or the NYSE, approval on behalf of the Company in advance of any audit services to be provided to the Company by the independent auditor and, to the extent permitted by law to be provided by the independent auditor, any non-audit services to be provided to the Company by it; provided, that the independent auditor shall be precluded from providing internal audit services for the Company and any other consulting services other than accounting, tax or benefits related services; and provided, further, that the provision by the independent auditor of permitted non-audit services shall be permissible without the prior approval of the Committee in cases where (i) the aggregate compensation for all such non-audit services constitutes not more than 5% of the total compensation payable by the Company to the auditor for the fiscal year of the Company in which such non-audit services are provided, (ii) such non-audit services were not considered by the Committee as services that might be provided to the Company by the independent auditor at the time of its appointment, and (iii) the provision of such services by the independent auditor are promptly brought to the attention of the Committee and approved prior to completion of the audit for the year in which such services were provided (which approval may be provided by the Chairman of the Committee or any other member or members to whom the Committee delegates such approval authority);

4.	reviewing and evaluating, at least annually, the qualifications, performance and independence of the Company's independent auditor and reporting to the Board on the conclusions of its review; in conducting its review and evaluation, the Committee should:

(a) determine whether the lead audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit is required to rotate, and has rotated, in compliance with applicable law,

(b) take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the Company's internal audit function), and

(c) consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the firm conducting the independent audit;

5.	consistent with any rules or regulations that may be promulgated by the SEC or the NYSE, establishing hiring policies for the Company in respect of employees and former employees of the independent auditor;
6.	reviewing (i) any audit problems or difficulties encountered in the course of the work of the independent auditor, including any restrictions on the scope of activities or access to required information; (ii) any changes required in the planned scope of the audit plan; (iii) the budget for and staffing of the independent audit function; and (iv) the coordination of audit efforts between the independent auditor and the Company's internal audit function in order to further completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;
7.	the resolution of any disagreement between management and the independent auditor regarding the presentation of the Company's financial position and results of operations in the Company's financial statements;

Overview of the Internal Audit Function, Internal Controls and Financial Reports

8.	reviewing with the independent auditor and management: the adequacy of the Company's internal accounting and financial controls and procedures and disclosure controls and procedures, including computerized information system controls, procedures and security and including any report provided by the internal audit function to the chief financial officer or chief executive officer regarding any material aspect of the Company's internal accounting and financial control system; and, in such regard, (i) management and the independent auditor shall brief the Committee on any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraudulent activity, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls which come to their attention, (ii) the Committee shall review the recommendations of the independent auditor for addressing any such matters, together with management's responses thereto, and receive a report on and consider, at least annually, the implementation of any improvements to the Company's internal controls and procedures for financial reporting undertaken as a result of any such review, until such improvements, to the extent determined by the Committee to be appropriate, have been fully implemented, and (iii) the Committee shall review management's annual assessment of the Company's internal controls and procedures for financial reporting and the independent auditor's annual attestation of such assessment, as such are required by SEC rules;

9.	reviewing (i) any audit problems or difficulties encountered in the course of the conduct of the internal audit function, including any restrictions on the scope of activities or access to required information; (ii) any material changes required in the planned scope of the annual internal audit plan; (iii) the qualifications and capabilities of, the annual budget for and the leadership of the Company's internal audit function, including approval by the Committee of the appointment, annual compensation (including any bonus) and dismissal of the head of the internal audit function or any firm performing the internal audit function, and (iv) the coordination of audit efforts between the independent auditor and the Company's internal audit function in order to further completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;
10.	establishing and overseeing the maintenance of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;
11.	reviewing and discussing quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used in the preparation of the Company's financial statements; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management for use in the Company's financial statements, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management regarding the Company's financial reports;
12.	reviewing with the independent auditor (i) all of its significant findings during the year, including the status of previous audit recommendations, (ii) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (iii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iv) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company;
13.	reviewing the Company's financial statements, including (i) prior to public release of the Company's annual and quarterly financial statements to be filed with the SEC, (A) reviewing such financial statements with management and the independent auditor, including the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and (B) discussing with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, (ii) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meeting separately with the independent auditor without any management member present and discussing the adequacy of the Company's system of internal accounting and financial controls, the appropriateness (not just the acceptability) and the degree of aggressiveness or conservatism of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports, and (iii) making a recommendation to the Board of Directors regarding the inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC;
14.	reviewing with management and the independent auditor the Company's policies and practices regarding earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies; it being understood, however, that the Committee need not discuss in advance each earnings press release or each instance in which the Company may provide earnings guidance;
15.	reviewing with management and the independent auditor significant risks or exposures to the Company's business and assessing the steps management has taken to minimize such risks and the Company's underlying policies and guidelines with respect to risk assessment and risk management;

16.	reviewing periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

Legal Compliance and Code of Conduct

17.	reviewing periodically with the Company's Worldwide General Counsel legal and regulatory matters that may have a material impact on the Company's financial statements;
18.	reviewing with the Worldwide Director of Compliance all such matters as the Committee deems appropriate, including the programs and procedures to promote compliance with laws and regulations, Company policy and the Company's code of conduct (including Compliance Policies); any significant findings and management's responses to them; any serious difficulties the compliance department encountered while conducting its audits, including any restrictions on the scope of its work or access to required information; the compliance audit plan, including its planned scope and any changes or omissions the Committee thinks advisable; and the level of staffing and qualifications of the compliance department;
19.	reviewing at least annually with senior management the provisions of the Company's code of business conduct and ethics (including the Company's policies and procedures with regard to trading by Company personnel in securities of the Company and use in such trading of proprietary or confidential information) as adopted by the Board of Directors or senior management and the Company's policies and procedures for enforcement thereof, including any waivers provided under such code since the last annual review, making recommendations to the Board with regard to any changes to the provisions of such code that the Committee considers appropriate and acting on behalf of Company to approve or deny any waivers of the requirements or restrictions of such code sought by or for any officer; provided that any such waiver granted shall be reported by the Committee to the Board and approval of the Board shall also be required for any such waiver applicable to any officer who is a member of the Board;

General

20.	preparing all reports required to be included in the Company's proxy statement by the Company's audit committee, pursuant to and in accordance with applicable rules and regulations of the SEC;
21.	reporting regularly to the Board of Directors following each meeting, which reports shall include any issues that arise with respect to the quality or integrity of the company's financial statements and with respect to such other matters as are relevant to the Committee's discharge of its responsibilities and, in such regard, the Committee shall provide such recommendations as the Committee may deem appropriate; and
22.	maintaining minutes or other records of meetings and actions of the Committee.

Annual Self-Evaluation

       In addition, the Committee shall conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter. In addition, the Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable.

V. INDEMNIFICATION AND EXCULPATION PROVISIONS

       The members of the Audit Committee, as Directors and in fulfilling their responsibilities hereunder, shall continue to be fully covered by the exculpation and indemnification provisions applicable to the Company's directors and officers, as set forth in the Company's Articles of Incorporation and Bylaws, and such provisions are adopted by reference herein. Nothing contained herein, in any other document or elsewhere shall abrogate or supersede the protective exculpation and indemnification provisions set forth in the Company's Articles of Incorporation and Bylaws.

APPENDIX B

SOTHEBY'S HOLDINGS, INC.

EXECUTIVE BONUS PLAN

EFFECTIVE AS OF JANUARY 1, 2005

SOTHEBY'S HOLDINGS, INC.
EXECUTIVE BONUS PLAN
TABLE OF CONTENTS

i

SOTHEBY'S HOLDINGS, INC.
EXECUTIVE BONUS PLAN

ARTICLE 1
PREAMBLES

       1.1 Establishment of Plan. Effective as of January 1, 2005, Sotheby's Holdings, Inc. (the “Corporation”) hereby establishes the Sotheby's Holdings, Inc. Executive Bonus Plan (the “Plan”).

       1.2 Purpose of Plan. The purpose of the Plan is to attract, retain, motivate and reward highly qualified and experienced executives who will perform in the best interests of the Corporation. The Plan provides eligible employees with the opportunity to earn Performance Bonuses based on certain targeted levels of the Corporation's financial performance as described herein.

       1.3 Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation and, subject to the approval of a majority of the voting power of the shareholders of the Corporation, is effective as of January 1, 2005. The Plan will remain in effect until terminated or abandoned by action of the Board of Directors.

ARTICLE 2
DEFINITIONS

       For the purposes of this Plan, the following words and phrases have the meanings indicated, unless the context clearly indicates otherwise.

       2.1 Annual Incentive Bonus Plan means the Corporation's existing annual bonus program.

       2.2 Beneficiary is determined under Section 6.5.

       2.3 Business Day means any day on which the New York Stock Exchange is open for trading.

       2.4 Code means the Internal Revenue Code of 1986, as amended.

       2.5 Corporation means Sotheby's Holdings, Inc., a Michigan corporation.

       2.6 Compensation Committee means the Compensation Committee of the Board of Directors of the Corporation.

       2.7 Date of Grant with respect to an award of Restricted Stock, means the date on which the Compensation Committee approves the award of Restricted Stock under Article 6 of the Plan.

       2.8 Employee means an individual who is and continues to be employed (within the meaning of Section 3401 of the Code and the regulations promulgated thereunder) by the Corporation or a subsidiary of the Corporation. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation for any reason. Whether an authorized leave of absence or an absence due to military or government service, disability, or any other reason constitutes a cessation of employment, shall be determined by the Corporation.

       2.9 Exchange Act means the Securities Exchange Act of 1934, as amended.

       2.10 Financial Plan means the annual financial plan adopted by the Corporation and approved by the Corporation's Board of Directors.

       2.11 GAAP means generally accepted accounting principles in the United States.

       2.12 Net Income means net income as determined in accordance with GAAP.

       2.13 Participant means an Employee who has been selected to participate in the Plan for a particular Plan Year based on the Chief Executive Officer's annual recommendation to the Compensation Committee. It is intended that only a select group of key executives will be eligible to participate in the Plan.

       2.14 Performance Bonus means, for each Participant, the amount payable to him as a bonus pursuant to the Plan.

       2.15 Performance Goals are defined in Section 5.1.

       2.16 Plan Year means the calendar year.

       2.17 Restricted Stock means shares of the Corporation's Class B Common Stock issued under the Sotheby's Holdings, Inc. 2003 Restricted Stock Plan.

       2.18 Restricted Stock Plan means the Sotheby's Holdings, Inc. 2003 Restricted Stock Plan.

       2.19 Section 162(m) Subcommittee means the Subcommittee of the Compensation Committee comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a “Non-Employee Director” as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and (ii) an “outside director” as that term is defined and interpreted pursuant to Section 162(m) of the Code and the regulations thereunder. The Section 162(m) Subcommittee has two purposes: (i) to determine and approve Performance Bonuses to “covered employees” (as defined in Code Section 162(m)) so that the Performance Bonuses can qualify as performance-based compensation under Code Section 162(m) and (ii) to determine and approve equity security grants to Section 16 reporting persons so that the grants can qualify for a Rule 16b-3 exemption from “short swing” trading liability under Section 16 of the Exchange Act. References in the Plan to the Compensation Committee shall also mean the Section 162(m) Subcommittee when such action or approval by the Section 162(m) Subcommittee is required to comply with the requirements for performance based compensation under Code Section 162(m).

       2.20 Target Bonus means the amount established for each Employee under the Annual Incentive Bonus Plan.

ARTICLE 3
PARTICIPATION

       An Employee shall be eligible to participate in the Plan if he is designated as eligible by the Corporation each year. Individuals not specifically designated by the Corporation are not eligible to participate in the Plan. Eligibility will be determined each Plan Year. The Corporation intends that only certain senior-level key executives will be eligible to participate in the Plan. In making such selections, the Corporation may take into account the nature of the services rendered by such Employees, their present and potential contributions to the Corporation's success, and such other factors as the Corporation in its discretion shall deem relevant.

ARTICLE 4
ADMINISTRATION

       4.1 Administration. The Plan shall be administered by the Compensation Committee or the Section 162(m) Subcommittee, as applicable, in accordance with this Article 4. The Compensation Committee shall have the sole discretionary authority (i) to select the Employees who are eligible to participate in the Plan, (ii) to establish and/or approve the Performance Goals, (iii) to interpret the Plan, (iv) to establish and modify administrative rules for the Plan, (v) to impose such conditions and restrictions on Performance Bonuses as it determines appropriate, and (vi) to take any other actions in connection with the Plan or Performance Bonuses and to make all determinations under the Plan as it may deem necessary or advisable. Action taken or not taken by the Compensation Committee on one or more occasions shall be without obligation to take or not take such action or like action on any other occasion(s).

       The Compensation Committee may delegate to one or more Persons, including the Section 162(m) Subcommittee, any of the powers herein provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Any Person or Persons delegated or designated by the Compensation Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

       4.2 Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.

       4.3 Indemnification. The Compensation Committee, members of the Compensation Committee, and each Person or Persons designated or delegated by the Compensation Committee, and the shareholders, directors, officers and agents of the Corporation shall be indemnified for any action or any failure to act in connection with services performed by or on behalf of the Compensation Committee to the fullest extent provided or permitted by the Corporation's Articles of Incorporation and any other applicable legally binding document and by any insurance policy or other agreement intended for the benefit of the Compensation Committee as a committee of the Board of Directors or otherwise, or by any applicable law.

ARTICLE 5
FINANCIAL PERFORMANCE GOALS AND
PERFORMANCE BONUS AMOUNTS

       5.1 Establishment of Performance Goals. Target performance goals under the Plan shall be measured in terms of designated levels of Net Income or such other financial performance criteria as the Compensation Committee shall provide. Each year, the Compensation Committee, upon recommendation from the Corporation's management, will approve the target levels of Net Income or other performance criteria at which Performance Bonuses shall be paid out under the Plan (the “Performance Goals”). Each year the Corporation will approve the minimum level of Net Income (or other Performance Goal) required in order for Performance Bonuses to be payable under the Plan. The Corporation intends that Performance Bonuses will be payable under the Plan only if the Corporation's Financial Plan for that year has been achieved, in effect only paying out Performance Bonuses for superior financial results. Performance Goals established by the Compensation Committee in connection with the Plan shall be established by the Compensation Committee, in writing, prior to the expiration of the first 90 days of the Plan Year. Notwithstanding the foregoing, the Committee may establish from time to time, by a continuing resolution, Performance Goals which shall apply to subsequent Plan Years or Performance Bonuses under the Plan unless and until the Committee specifically provides otherwise.

       5.2 Determination of Performance Bonus. No Performance Bonuses will be paid out with respect to any Plan Year in which the minimum level of Net Income (or other Performance Goal) established by the Compensation Committee has not been achieved. Upon satisfaction of the designated financial performance criteria for any Plan Year, Performance Bonus amounts will be based on a multiple of the Participant's Target Bonus under the Annual Incentive Bonus Plan. Upon attainment of the minimum level of Net Income, the Plan will pay a Performance Bonus in an amount equal to 50% of the Participant's Target Bonus for that year. The Compensation Committee, in its discretion and based upon management's recommendation, shall determine the Performance Bonus amounts for corporate financial performance above the minimum level; provided, however that the maximum aggregate amount of Performance Bonuses payable in any year cannot exceed $10 million.

       5.3 Limits Under Corporation's Annual Incentive Bonus Program. Employees eligible to participate in the Plan shall automatically be subject to a cap under the Corporation's Annual Incentive Bonus Plan. Commencing January 1 2005, a Participant's bonus under the Annual Incentive Bonus Plan shall be limited to a maximum of 150% of his Target Bonus.

       5.4 Compensation Committee's Discretion to Adjust For Extraordinary Events. Consistent with the Plan's objective to reward Participants based on the normalized operating performance of the Corporation, the Compensation Committee shall have the discretion to adjust the Performance Goal or the Performance Bonuses as provided in this Section 5.4. The Compensation Committee may adjust the calculation of the Performance Goal or the determination of the Performance Bonuses to account for extraordinary or unforeseen business events or developments during the Plan Year and to account for qualitative factors (positive or negative) including, but not limited to, income or loss from discontinued operations, gains or losses from the sale of significant assets or business units, restructurings, asset impairments, unusual adjustments to tax valuation reserves, special charges, extraordinary items as defined by GAAP, material changes in GAAP, or other non-recurring events. Notwithstanding the foregoing, with respect to “covered employees” only (as defined in Code Section 162(m)), no adjustment made pursuant to this Section 5.4 shall increase the amount of compensation otherwise payable under the Plan if such increase is prohibited by Code Section 162(m).

ARTICLE 6
PAYMENT OF PERFORMANCE BONUS

       6.1 Termination of Employment Prior to the Bonus Payment Date. A Participant must be employed both on the last day of the Plan Year and the date upon which the Performance Bonus is paid in order to earn a Performance Bonus for that Plan Year, except as provided in Section 6.5 in the event of a Participant's death. The Committee, in its sole discretion and subject to Code Section 162(m), may decide to make a prorated payment for a Participant who is not employed on the date(s) referenced in the preceding sentence. Such discretion to award a prorated payment would generally only be exercised in the event a Participant is actively employed for at least six (6) months of the Plan Year.

       6.2 Time, Form and Manner of Payment. A Participant's Performance Bonus shall be payable in accordance with this Section 6.2. An amount equal to 50% of a Participant's Performance Bonus shall be payable in cash in a lump sum payment no later than the March 15th following the end of the Plan Year for which the Performance Bonus was earned, or such later date as the Corporation may determine. The remaining 50% of a Participant's Performance Bonus shall be payable as an award of Restricted Stock granted under the Corporation's Restricted Stock Plan. The number of shares of Restricted Stock granted pursuant to this Section 6.2 shall be calculated in accordance with Section 6.3.

       6.3 Restricted Stock Award.

(a) Calculation. The number of shares of Restricted Stock granted as payment for 50% of the Participant's Performance Bonus under the Plan shall be calculated as follows:

Number Of Shares Of Restricted Stock Granted	=	Amount Equal To 50% Of A Participant's Performance Bonus
Per Share Price of the Corporation's Common Stock on the Date of Grant

For purposes of this calculation, the Date of Grant shall be the date the Compensation Committee or the Section 162(m) Subcommittee approves the Performances Bonuses payable to Plan Participants. The Per Share Price of the Corporation's Common Stock means the closing price per share of the Corporation's Class B Common Stock on the New York Stock Exchange (or, if listed on more than one United States exchange, the principal said exchange) on the Business Day immediately preceding the Date of Grant of the Restricted Stock. If the calculation results in fractional shares, the total will be rounded up to the nearest whole share.
(b) Vesting of Restricted Stock. Restricted Stock granted pursuant to the Plan shall vest in accordance with the following schedule.
Completed Years of Employment From Date of Grant	Cumulative Vesting Percentage

1	33 1⁄3%
2	66 2⁄3%
3 or more	100%

If a Participant terminates employment prior to 100% vesting, any shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. A Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death, Disability or Retirement, or in the event of a Change of Control (as such terms are defined in the Restricted Stock Plan. If the vesting percentage results in fractional shares, the vested amount will be rounded up to the nearest whole share.

(c) Restricted Stock Plan. Except as provided with respect to the three year vesting schedule listed in Section 6.3(b) above, the Restricted Stock granted under the Plan shall be subject to all of the terms and conditions of the Restricted Stock Plan.

       6.4 Withholding; Payroll Taxes. To the extent required by the law in effect at the relevant time, the Corporation shall withhold from payments made hereunder any taxes required to be withheld pursuant to the requirements of federal or any state or local law.

       6.5 Payment to Beneficiary or Guardian. In the event a Participant dies subsequent to the end of a Plan Year but prior to the date a Performance Bonus for such Plan Year is paid, the Corporation shall make payment of the amount otherwise due to Participant to the Participant's Beneficiary. The Beneficiary of each Participant shall be the Beneficiary designated by such Participant under the Sotheby's, Inc. Retirement Savings Plan who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant's death. However, a Participant may designate a Beneficiary different from his or her Beneficiary under the Sotheby's, Inc. Retirement Savings Plan by filing with the Corporation a written designation of one or more persons as his Beneficiary. For purposes of the Plan, a Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Corporation. The last such designation received by the Corporation shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Corporation prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt.

       6.6 Impact of Performance Bonus on Corporation's Other Benefit Plans or Programs. The cash amount of any Performance Bonus paid or payable under the Plan shall be included in the Participant's compensation for purposes of calculating any amount or benefit the Participant is eligible to receive under the Sotheby's, Inc. 2005 Benefit Equalization Plan and the Sotheby's, Inc. Retirement Savings Plan. The Performance Bonus shall not be included for purposes of the Sotheby's, Inc. Severance Plan, other compensatory or fringe benefit programs, life insurance programs, or any other similar or subsequently established plan or program.

ARTICLE 7
AMENDMENT AND TERMINATION OF PLAN

       7.1 Amendment. The Plan may be amended in whole or in part at any time by action of the Compensation Committee; provided, however that no amendment shall be effective during a Plan Year to revise Performance Goals or the Performance Bonus threshold or formula previously established by the Compensation Committee for that Plan Year (except as provided or contemplated in this Plan).

       7.2 Right to Terminate. With the approval of the Compensation Committee, the Corporation may at any time terminate this Plan if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Corporation.

ARTICLE 8
MISCELLANEOUS

       8.1 Status of Each Participant is that of an Unsecured General Creditor. Each Participant and his or her Beneficiaries, heirs, successors and assigns shall have no legal or equitable right, interest or claim in any specific property or asset of the Corporation. Assets of the Corporation shall not be held under any trust for the benefit of any Participant or his or her Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Corporation under this Plan. Any and all of the Corporation's assets shall be, and remain, the general unrestricted assets of the Corporation. The Corporation's sole obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Corporation to pay money in the future, subject to the conditions and provisions hereof.

       8.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. Notwithstanding the above, if a Participant or his Beneficiary becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Corporation, then the Corporation may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Corporation in its sole discretion.

       8.3 Not a Contract of Employment. The terms and conditions of this Plan are not to be deemed to constitute a contract of employment in respect of any Participant, and no Participant (or his or her Beneficiaries) shall have any rights whatsoever except as may otherwise be specifically provided herein.

       8.4 Terms. The use of any gender herein is deemed to be or include the other genders and the use of the singular herein is deemed to be or include the plural (and vice versa), wherever appropriate.

       8.5 Captions. The captions used in this Plan are for convenience only and are not to control or affect the meaning or construction of any of its provisions.

       8.6 Governing Law. The provisions of this Plan are to be construed and interpreted according to the laws of the State of Michigan.

       8.7 Validity. In case any provision of this Plan is held to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan will be construed and enforced as if such illegal or invalid provision had never been inserted herein.

       8.8 Compliance with Exchange Act Section 16(b) and Code Section 162(m). With respect to reporting persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. This Plan is also intended to comply with all applicable provisions of Section 162(m) of the Code. To the extent any provision of the Plan or action by the Committee fails to comply with either section listed above, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to the affected participants without so restricting, limiting or conditioning the Plan with respect to other participants.

       8.9 Successors. The provisions of this Plan bind and inure to the benefit of the Corporation and its successors and assigns. The term successors as used herein include any corporate or other business entity which, whether by merger, consolidation, purchase or otherwise acquires all or substantially all of the business and assets of the Corporation and successors of any such corporation or other business entity.

       8.10 Execution. To record the adoption of the Plan, subject to the approval of the Corporation's shareholders, the Corporation has caused the execution hereof as of the date provided below.

       ADOPTED on the 7th day of February, 2005.

SOTHEBY'S HOLDINGS, INC.

By:	/S/ SUSAN ALEXANDER Susan Alexander, Executive Vice President and Worldwide Head of Human Resources

Appendix 1

SOTHEBY’S HOLDINGS, INC.

CLASS A LIMITED VOTING COMMON STOCK

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 4, 2005

The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM F. RUPRECHT, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby’s Holdings, Inc., on Wednesday, May 4, 2005, at the office of Sotheby’s, Inc., 1334 York Avenue, New York, New York, at 11:00 a.m., local time, and at any adjournment thereof, and to vote at such meeting the shares of Class A Limited Voting Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(Continued and to be SIGNED and dated on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Dear Shareholders of Sotheby’s Holdings, Inc.

Enclosed you will find material regarding the Company’s 2005 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

For Certain Sotheby’s Employees Who Are Retirement Savings Plan Participants: The attached proxy card covers all shares for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the company’s Retirement Savings Plan (the “Plan”). The attached proxy card, when properly executed, will be voted as directed as long as the proxy card is received by Mellon Investor Services no later than April 29, 2005. If no direction is given to the Trustee by such date, the Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. If no direction is given, the shares will be voted FOR Proposals 1, 2 and 3. Such shares will be voted in the proxies’ discretion upon such other business as may properly come before the meeting.

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE
1.	Election of Directors

Election by Holders of Class A Limited Voting Common Stock of 01 Steven B. Dodge 02 Sharon Percy Rockefeller and 03 Donald M. Stewart as directors.

To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below

FOR all Nominees listed (except as marked to the contrary at right)		WITHHOLD AUTHORITY to vote for all Nominees

2.	Approval of Sotheby’s Holdings, Inc. Executive Bonus Plan.			3.				Ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2005.
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Signature

Signature if held jointly Dated:_______________________________, 2005
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/bid				OR	Telephone 1-866-540-5760			OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.					Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

SOTHEBY’S HOLDINGS, INC.

CLASS B COMMON STOCK

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 4, 2005

The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM F. RUPRECHT, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby’s Holdings, Inc., on Wednesday, May 4, 2005, at the office of Sotheby’s, Inc., 1334 York Avenue, New York, New York, at 11:00 a.m., local time, and at any adjournment thereof, and to vote at such meeting the shares of Class B Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(Continued and to be SIGNED and dated on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Dear Shareholders of Sotheby’s Holdings, Inc.

Enclosed you will find material regarding the Company’s 2005 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

For Certain Sotheby’s Employees Who Are Retirement Savings Plan Participants: The attached proxy card covers all shares for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the company’s Retirement Savings Plan (the “Plan”). The attached proxy card, when properly executed, will be voted as directed as long as the proxy card is received by Mellon Investor Services no later than April 29, 2005. If no direction is given to the Trustee by such date, the Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. If no direction is given, the shares will be voted FOR Proposals 1, 2 and 3. Such shares will be voted in the proxies’ discretion upon such other business as may properly come before the meeting.

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE
1.	Election of Directors

Election by Holders of Class B Common Stock of 01 Michael Blakenham 02 The Duke of Devonshire 03 Jeffrey H. Miro 04 Allen Questrom 05 William F. Ruprecht 06 Michael I. Sovern 07 Robert S. Taubman and 08 Robin G. Woodhead as directors.

To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below

FOR all Nominees listed (except as marked to the contrary at right)		WITHHOLD AUTHORITY to vote for all Nominees

2.	Approval of Sotheby’s Holdings, Inc. Executive Bonus Plan.			3.				Ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2005.
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Signature

Signature if held jointly Dated:_______________________________, 2005
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/bid-1				OR	Telephone 1-866-540-5760			OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.					Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.